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PIEDMONT OFFICE REALTY TRUST, INC.

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March 19, 2021
Dear Stockholder:
Attached for your review is a notice of the 2021 Annual Meeting of Stockholders and Proxy Statement for Piedmont Office Realty Trust, Inc. YOUR VOTE IS VERY IMPORTANT. Please respond immediately to help us avoid potential delays and additional expense to solicit votes.
We are asking you to read the enclosed materials and to vote on the election of your board of directors, the ratification of the appointment of our independent registered public accounting firm for fiscal 2021, the approval, on an advisory basis, of the compensation of our named executive officers, and the approval of our Second Amended and Restated 2007 Omnibus Incentive Plan. You will find more detail about these proposals in the attached documents. We ask that you review these documents thoroughly and submit your vote as soon as possible in advance of the annual meeting, which will be held virtually via live webcast on May 11, 2021.
If you have any questions, please call your broker or financial advisor, or contact Piedmont Shareowner Services by calling 866-354-3485 or emailing investor.services@piedmontreit.com. To view our latest regulatory filings and updates, including Form 8-K filings, please visit our website at www.piedmontreit.com.
Thank you for your support and for your prompt vote.
Sincerely,
/s/ C. BRENT SMITH
C. Brent Smith
Chief Executive Officer
Piedmont Office Realty Trust, Inc.

PIEDMONT OFFICE REALTY TRUST, INC.
5565 Glenridge Connector, Suite 450
Atlanta, Georgia 30342

Notice of Annual Meeting of Stockholders
and Proxy Statement

To Be Held May 11, 2021
Dear Stockholder:
On Tuesday, May 11, 2021, Piedmont Office Realty Trust, Inc., a Maryland corporation, will hold its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. The meeting will begin at 11:00 a.m. Eastern daylight time. If you were a registered stockholder of the Company as of the record date you will be able to attend the Annual Meeting, ask a question, and vote online by visiting: www.meetingcenter.io/284334132 (password: PDM2021) and following the instructions on your Notice or proxy card. If you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker, and want to attend the webcast with the ability to ask questions and/or vote, you must register in advance of the Annual Meeting by submitting proof of your proxy power from your broker or bank.
The purpose of this Annual Meeting is to:
(i)
elect eight directors identified in the 2021 proxy statement to hold office for terms expiring at our 2022 annual meeting and until their successors are duly elected and qualified;

(ii)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021;

(iii)
approve, on an advisory basis, the compensation of our named executive officers;

(iv)
approve our Second Amended and Restated 2007 Omnibus Incentive Plan; and

(v)
transact any other business as may properly come before the meeting, or any postponement or adjournment thereof.

Your board of directors has selected March 5, 2021 as the record date for determining stockholders entitled to vote at the meeting.
On March 30, 2021, we will begin mailing our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2021 proxy statement and our Annual Report to Stockholders for fiscal 2020, and how to vote online.
Whether or not you plan to attend the Annual Meeting remotely, your vote is very important, and we encourage you to vote promptly. You may vote via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Instructions regarding all three methods offered for voting are contained in the proxy card or Notice of Internet Availability of Proxy Materials. If you execute a proxy but later decide, for any reason, to revoke your proxy, you may do so at any time before 11:59 p.m. Eastern daylight time on May 10, 2021. You may also revoke your proxy by voting online prior to the poll closing at the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ THOMAS A. MCKEAN
Thomas A. McKean
Associate General Counsel and Corporate Secretary

Atlanta, Georgia
March 19, 2021
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 11, 2021: Our 2021 proxy statement and our Annual Report to Stockholders for fiscal 2020 are available at www.envisionreports.com/PDM.

PIEDMONT OFFICE REALTY TRUST, INC
PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS

2021 PROXY STATEMENT AT A GLANCE
The summary below highlights information contained elsewhere in this proxy statement. It is only a summary and does not contain all information that you should consider and you should read the proxy statement in its entirety before casting your vote.
Annual Meeting Logistics

To be held on: May 11, 2021
At 11:00 a.m. Eastern daylight time
Webcast address(1):
www.meetingcenter.io/284334132
(password: PDM2021).
Eligibility to vote: Stockholders of record on March 5, 2021
(1)
If you were a stockholder as of the close of business on March 5, 2021 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare. Registration requests must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern daylight time, on May 3, 2021. You will receive a confirmation email from Computershare of your registration. If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the Annual Meeting. Registration requests should be directed to Computershare either: (i) by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com; or (ii) by mail at Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Meeting Agenda and Voting Recommendations

Proposal		Board Vote Recommendation	Page
1.	Elect eight directors nominated by the board of directors for one year terms	FOR ALL	6
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021	FOR	11
3.	Approve, on an advisory basis, executive compensation	FOR	13
4.	Approve our Second Amended and Restated 2007 Omnibus Incentive Plan	FOR	14

Proposal 1: Election of Directors

The board of directors is asking you to elect the eight nominees listed below for terms that expire at the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. Each director nominee will be elected if he or she receives a majority of the votes cast at the 2021 annual meeting (i.e., more votes cast “FOR” than cast “AGAINST”).
Name	Age	Occupation	Year First Became a Director	Independent	Board Committees
Kelly H. Barrett	56	Former Senior Vice President – Home Services, The Home Depot	2016	Yes	Audit*; Nominating and Governance
Wesley E. Cantrell	86	Former President, Chief Executive Officer and Chairman, Lanier Worldwide	2007	Yes	Nominating and Governance*; Compensation
Glenn G. Cohen	57	Executive Vice President, Chief Financial Officer and Treasurer, Kimco Realty Corp.	2020	Yes	Audit; Capital
Barbara B. Lang	77	Managing Principal and Chief Executive Officer of Lang Strategies, LLC	2015	Yes	Compensation; Nominating and Governance**
Frank C. McDowell	72	Former President, Chief Executive Officer and Director of BRE Properties, Inc.	2008	Yes	Compensation*; Nominating and Governance
C. Brent Smith	45	President and Chief Executive Officer, Piedmont Office Realty Trust, Inc.	2019	No
Jeffrey L. Swope	70	Managing Partner and Chief Executive Officer, Champion Partners Ltd.	2008	Yes	Capital*; Compensation
Dale H. Taysom	72	Former Global Chief Operating Officer, Prudential Real Estate Investors	2015	Yes	Audit; Capital

*
Denotes committee chair;

**
Denotes ESG Sub-Committee Chair

Proposal 2: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm

The board of directors is asking you to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018.

Proposal 3: Approve, on an advisory basis, the compensation of our named executive officers

The board of directors is asking you to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this proxy statement. We believe our compensation programs are designed to:
➢
attract and retain candidates capable of performing at the highest levels of our industry;

➢
create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective predetermined metrics;

➢
reflect the qualifications, skills, experience and responsibilities of each named executive officer;

➢
link incentive compensation levels with the creation of stockholder value;

➢
align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

➢
motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Proposal 4: Approve our Second Amended and Restated 2007
Omnibus Incentive Plan

The board of directors is asking you to approve the amendment and restatement of the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan” and, as proposed to be amended and restated, the “Piedmont Office Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan,” or the “A&R Incentive Plan”) to (i) increase the number of shares of common stock available for issuance by 3,000,000 shares from 5,666,667 to 8,666,667, (ii) extend the term to March 17, 2031, and (iii) make certain other amendments to the 2007 Omnibus Incentive Plan. The board of directors approved the A&R Plan on March 18, 2021, subject to stockholder approval. For a full description of the A&R Incentive Plan, see Proposal 4.

Compensation and Governance Practices:

What We Do	What We Don’t Do
✓ DO require stockholder approval in the event a staggered board is ever proposed	NO staggered board

✓
DO have a board comprised of a super-majority of independent directors. Seven of our eight directors currently serving are independent in accordance with New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.

NO compensation or incentives that encourage risks reasonably likely to have a material adverse effect on the Company
NO tax gross ups for any executive officers
✓ DO have a separate Board Chair and Chief Executive Officer.	NO re-pricing or buyouts of underwater stock options
✓ DO require a majority for election of directors in uncontested elections.	NO reportable transactions with any of our directors or current executive officers
✓ DO permit stockholders to amend the bylaws	NO hedging or pledging transactions involving our securities
✓ DO restrict board terms to 15 years	NO guaranteed cash incentive compensation or equity grants with executive officers
✓ DO require an annual performance evaluation of our board	NO long-term employment contracts with executive officers

✓
DO align pay and performance by linking a majority of total compensation to the achievement of a balanced mix of Company and individual performance criteria tied to operational and strategic objectives established at the beginning of the performance period by the Compensation Committee and the board

NO supplemental executive benefits to our NEOs

✓
DO deliver a substantial portion of the value of equity awards in multi-year performance shares. For 2020, 50% of our executive officers equity award opportunity was tied to our Company’s 3-year total stockholder return relative to our peer group

✓ DO maintain stock ownership guidelines for directors and executive officers
✓ DO include clawback provisions in agreements with our CEO, CFO and all other officers that are subject to employment agreements with us
✓ DO conduct annual assessments of compensation at risk
✓ DO have a Compensation Committee comprised solely of independent directors
✓ DO retain an independent compensation consultant that reports directly to the Compensation Committee and performs no other services for management

✓
DO cap incentive compensation. Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined.

✓ DO have a board sub-committee focused upon important Environmental, Social, and Governance (“ESG”) issues that meets quarterly with management and reports to the board

Focus on Performance-Based Pay

➢
80% of our NEO’s opportunity under our 2020 short-term cash incentive compensation program is tied to specific quantitative performance metrics derived from critical components of our annual business plan.

➢
100% of our NEO’s opportunity under the performance share component of our 2020 long-term equity incentive compensation program is tied to our total stockholder return over a three-year performance period relative to a pre-determined peer group.

➢
75% of our NEO’s opportunity under the deferred stock unit component of our 2020 long-term equity incentive compensation program is tied to quantitative performance metrics derived from critical components of our annual business plan.

➢
The majority of our chief executive officer and other named executive officers’ (“NEO’s”) compensation opportunities during 2020 was performance-based and at risk:

PROPOSAL 1: ELECTION OF DIRECTORS
Our current eight member board of directors is comprised of seven independent members and our Chief Executive Officer.
At the Annual Meeting, you will vote on the election of eight directors. Each nominee elected will serve as a director until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal from office. Each of the following nominees has served as a director since our 2020 annual meeting of stockholders. Each nominee has been nominated for re-election at the Annual Meeting by our board of directors in accordance with our established nomination procedures discussed in this proxy statement.

Your board of directors unanimously recommends a vote “FOR” all eight nominees listed for election as directors.

Nominee	Age	Director Since	Information About Nominee
Frank C. McDowell, Board Chair*	72	2008, Board Chair since 2017
Former President, Chief Executive Officer and Director of BRE Properties, Inc. (formerly NYSE: BRE), a self-administered equity REIT, from 1995 until his retirement in 2004. Prior to joining BRE, Mr. McDowell was Chair and Chief Executive Officer of Cardinal Realty Services, Inc., an owner/operator of multifamily housing. Before joining Cardinal Realty, Mr. McDowell had served as head of real estate at First Interstate Bank of Texas and Allied Bancshares. Additionally, Mr. McDowell was a licensed CPA in Texas for twenty years.
Mr. McDowell brings to the board extensive experience as a Chief Executive Officer of a public company within the real estate sector. He is very familiar with the public markets, including dealing with analysts and institutional investors as well as an in-depth working knowledge of various financial structures and the capital raising process. In addition he has expertise in strategic planning, establishing and managing compensation for senior real estate executives, and in other financial matters given his background as a CPA. These skills make him well suited to serve as Chair of the Board and Compensation Committee, as well as a member of the Nominating and Corporate Governance Committee.

Nominee	Age	Director Since	Information About Nominee
Kelly H. Barrett, Director*	56	2016
Prior to her retirement in December 2018, Ms. Barrett was employed by The Home Depot (NYSE:HD) for sixteen years, commencing in 2003, serving in various roles including Senior Vice President — Home Services, Vice President Corporate Controller, Senior Vice President of Enterprise Program Management, and Vice President of Internal Audit and Corporate Compliance. Prior to her employment by The Home Depot, Ms. Barrett was employed by Cousins Properties Incorporated for eleven years in various financial roles, ultimately including that of Chief Financial Officer. During that time, she was very active in the National Association of Real Estate Investment Trusts (NAREIT) as an Accounting Committee Co-Chairperson and member of the Best Financial Practices Council as well as the Real Estate Group of Atlanta. She has been a licensed CPA in Georgia for over thirty years. In addition, Ms. Barrett currently serves as a director and Audit Committee Chair of The Aaron’s Company, Inc. (NYSE:AAN), and Americold Realty Trust (NYSE:COLD) and served as a director of State Bank Financial Corporation (NASDAQ: STBZ) from August of 2011 to May of 2016.
Ms. Barrett brings over 30 years of leadership and financial management expertise to the board. As a former member of NAREIT’s Accounting Committee and Best Financial Practices Council and former chief financial officer of an office REIT, she is well qualified to provide oversight and guidance for Piedmont and serve as Chair of the Audit Committee and an audit committee financial expert.

Wesley E. Cantrell, Director*	86	2007
Former President, Chief Executive Officer and Chair of Lanier Worldwide, Inc. (formerly NYSE: LR), a global document management company from 1955 until his retirement in 2007. Formerly served as a director and Chair of the Nominating and Corporate Governance Committee for AnnTaylor Stores Corporation (NYSE: ANN), Oxford Industries, Inc. (NYSE: OXM), and First Union National Bank of Atlanta.
Mr. Cantrell brings to the board broad senior management expertise and experience with corporate governance practices for publicly-traded companies to his role as Chair of our Nominating and Corporate Governance Committee. As a member of the Horatio Alger Association of Distinguished Americans and an author of books on integrity and ethical decision-making in business, Mr. Cantrell offers unique insight into issues influencing our company culture and business practices.

Nominee	Age	Director Since	Information About Nominee
Glenn G. Cohen*	57	2020
Executive Vice President, Chief Financial Officer & Treasurer of Kimco Realty Corp. (NYSE:KIM), one of North America’s largest publicly traded REIT owners and operators of open-air shopping centers. Prior to his appointment as Kimco’s Chief Financial Officer in 2010, Mr. Cohen served in various other positions at Kimco including Treasurer, as well as Director of Accounting and Taxation, since joining them in 1995. From 2016 to 2018, Mr. Cohen served as a director and member of the Audit Committee of Quality Care Properties, Inc. (formerly NYSE: QCP). He is a CPA and member of NAREIT and the International Council of Shopping Centers (ICSC).
Mr. Cohen brings approximately 25 years of leadership and financial management experience to the board. As a Chief Financial Officer, Mr. Cohen is responsible for Kimco’s financial and capital strategy and oversees the accounting, financial reporting and planning, tax, treasury and capital market activities for another large, publicly traded REIT, making him well qualified to provide oversight and guidance for Piedmont and to serve as an Audit Committee member and financial expert and member of the Capital Committee.

Barbara B. Lang, Director*	77	2015
Managing Principal & Chief Executive Officer of Lang Strategies, LLC, a business consulting firm, located in Washington, D.C. Ms. Lang served as president and Chief Executive Officer of the D.C. Chamber of Commerce from 2002 to 2014 and prior to joining the Chamber was the Vice President of Corporate Services and Chief Procurement Officer for Fannie Mae. Ms. Lang also had a long career with IBM where she served in several management positions in finance, administration and product forecasting. She has received numerous awards and accolades throughout her career, including being twice named one of Washingtonian Magazine’s 150 Most Powerful People in the Washington, D.C. region, Business Leader of the Year by the District of Columbia Building Industry Association and a Lifetime Legacy Award from Washington Business Journal. Ms. Lang also served on the board of Cardinal Financial Corporation (NASDAQ: CFNL) from 2014 to 2017 and currently serves on the board of the Sibley Hospital Foundation. Ms. Lang is the author of Madame President: Leadership Lessons from the Top of the Ladder, a book on leadership skills, particularly focused upon the challenges of race and gender facing African-Americans and women in corporate and governmental America.
Ms. Lang brings to the board a broad personal network of corporate and governmental contacts in one of the Company’s key operating markets. In addition, she has extensive senior management expertise with both private corporations and governmental agencies. Ms. Lang’s diverse business, financial, and governance expertise, as well as her life experience breaking leadership “glass ceilings” for women and minorities, make her highly qualified to serve on the Compensation and Nominating and Corporate Governance Committees and as Chair of the ESG Committee (a sub-committee of the Nominating and Corporate Governance Committee). The Company’s annual ESG report is available on the Company’s website, www.piedmontreit.com.

Nominee	Age	Director Since	Information About Nominee
C. Brent Smith, President, Chief Executive Officer, and Director	45	2019
President and Chief Executive Officer since July of 2019. For four years prior to his promotion to Chief Executive Officer, Mr. Smith served as our Chief Investment Officer. In addition until February of 2019, Mr. Smith served as EVP of Piedmont’s Northeast Region where he was responsible for all leasing, asset management, acquisition, disposition and development activity for the Company’s over three million square foot Boston and New York/New Jersey portfolio. Prior to joining Piedmont in 2012, Mr. Smith served as an Executive Director with Morgan Stanley in the Real Estate Investment Banking division advising a wide range of public and private real estate clients. He brings approximately 15 years of corporate- and property-level real estate transaction experience across both North America and Asia.
He brings to the board approximately 15 years of corporate- and property-level global real estate capital markets experience, has a detailed working knowledge of each of Piedmont’s operating markets, experience in handling some of Piedmont’ largest and most complex tenants and properties, as well as negotiating complex purchase and sale agreements and mergers and acquisitions transactions, in addition to working relationships with each of Piedmont’s investor analysts. Furthermore, his extensive network of private and public pension equity investors and top-tier investment bankers is invaluable to the Company.

Jeffrey L. Swope, Director*	70	2008
Founder, Managing Partner and Chief Executive Officer of Champion Partners Ltd., a nationwide developer and investor of office, industrial and retail properties, since 1991. Co-founded Centre Development Co., Inc, and Champion Private Equity, a private real estate capital and investment company. Founding Chair of The Real Estate Council and the Real Estate and Finance Center at the University of Texas. Trustee of the Urban Land Institute (“ULI”) and Director of the ULI Foundation. Recognized as a Hall of Fame Member of both the McCombs School of Business at the University of Texas and the Dallas Board of Commercial Developers. Serves as a member of the University of Texas at Austin Business School Advisory Board and as a Trustee of the Business School Foundation.
As a nationwide developer of real estate property, Mr. Swope has handled the acquisition, financing, leasing and management of over 50 million square feet of real estate during his over 40 year career in the commercial real estate industry and thus brings extensive experience in virtually all aspects of real estate and a wealth of knowledge regarding the individual geographic markets in which Piedmont currently owns or may own property. This experience makes him well suited to serve as Chair of the Capital Committee. He also has an extensive personal network of contacts throughout the real estate industry.

Nominee	Age	Director Since	Information About Nominee
Dale H. Taysom, Vice-Chair of the Board*	72	2015, Vice-Chair since 2017
Former Global Chief Operating Officer for Prudential Real Estate Investors (“PREI”). Prior to his retirement in 2013, during his 36-year career with PREI, Mr. Taysom held various positions including Head of United States Transactions and Global Head of Transactions, among others, prior to completing his tenure as Global Chief Operating Officer (“COO”). He was a member of PREI’s domestic and international investment committees and a member of the Global Management Committee and is currently a member of the ULI and a former member of both the National Multi-Housing Council and the National Association of Real Estate Investment Managers (“NAREIM”).
Mr. Taysom brings many years of experience dealing with almost every facet of owning and operating commercial real estate. He is familiar with many of the markets in which our properties are located and has an extensive personal network of contacts throughout the real estate industry. In addition to his financial and budgetary responsibilities as COO of PREI, Mr. Taysom also participated with the management committee in formulating the strategic vision of the company including the review, approval, and responsibility for financial performance. This financial and operational experience makes him well suited to serve as a member of the Audit and Capital Committees.

*
Indicates that such director has been determined by our board of directors to be independent under NYSE listing standards.

PROPOSAL 2:
RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021
Engagement of Deloitte & Touche LLP

On February 17, 2021, the Audit Committee approved the engagement of Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2021. This proposal asks you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the board of directors believes it is good practice to do so. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Piedmont and our stockholders. In the event that the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018.
A representative of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

Your board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021.

Pre-Approval Policies

The Audit Committee must pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof), in order to ensure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.
All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent registered public accounting firm.
Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent registered public accounting firm and our chief financial officer, treasurer, or chief accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the Securities and Exchange Commission (the “SEC”) on registered public accounting firm independence. The Chair of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $75,000 per occurrence. Amounts requiring pre-approval in excess of $75,000 per occurrence require specific pre-approval by our Audit Committee prior to engagement of Deloitte & Touche LLP, our current independent registered public accounting firm. All amounts specifically pre-approved by the Chair of the Audit Committee in accordance with this policy must be disclosed to the full Audit Committee at its next regularly scheduled meeting.

For the year ended December 31, 2020, all services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee in accordance with the policies and procedures described above.
Fees Paid to Independent Registered Public Accounting Firms

The Audit Committee reviewed the audit and non-audit services performed by Deloitte & Touche LLP and Deloitte Tax LLP (collectively, “Deloitte”) for fiscal 2020 and 2019, as well as the fees charged for such services. In its review of any non-audit service fees, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of our independent registered public accounting firms. The following table sets forth the aggregate fees paid to Deloitte during the years ended December 31, 2020 and 2019:
	2020	2019
Audit Fees	$1,070,000	$990,000
Audit-Related Fees	—	—
Tax Fees	28,321	—
All Other Fees	—	—
Total	$1,098,321	$990,000
For purposes of the preceding table, the professional fees are classified as follows:
➢
Audit Fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures (including reviews of the purchase price allocation of acquisitions) to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.
➢
Audit-Related Fees — These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non recurring agreed-upon procedures and other professional fees associated with transactional activity.

➢
Tax Fees — These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax notices, audits and appeals before the Internal Revenue Service and similar state and local agencies.

➢
All Other Fees — These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay” and provides you, as a stockholder, with the ability to cast a vote with respect to our 2020 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”
As discussed in “Executive Compensation — Compensation Discussion and Analysis” below, the compensation paid to our named executive officers is designed to meet the following objectives:
➢
to attract and retain candidates capable of performing at the highest levels of our industry;

➢
to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective predetermined metrics;

➢
to reflect the qualifications, skills, experience and responsibilities of each named executive officer;

➢
to link incentive compensation levels with the creation of stockholder value;

➢
to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

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to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

This proposal is an advisory proposal, which means it is non-binding. Although the vote is non-binding, the Compensation Committee will review the voting results and consider the outcome in making decisions about future compensation arrangements for our named executive officers.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Your board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 4:
APPROVAL OF THE PIEDMONT OFFICE REALTY TRUST, INC. SECOND AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN
General

We maintain the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan”), which was approved by our stockholders and became effective on April 16, 2017. Management has determined that it is in our best interest to further amend and restate the 2007 Omnibus Incentive Plan (as so amended and restated, the “Piedmont Office Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan,” or the “A&R Incentive Plan”) to (i) increase the number of shares of common stock available for issuance by 3,000,000 shares, from 5,666,667 to 8,666,667, (ii) extend the term to March 17, 2031; and (iii) make certain other amendments to the 2007 Omnibus Incentive Plan.
The Board believes the increase in the number of shares of our common stock reserved and available for awards, as well as the extension of the term of the 2007 Omnibus Incentive Plan and the other amendments reflected in the A&R Incentive Plan, which are summarized below, are in the best interest of the Company and our stockholders.
To ensure an adequate supply of shares for future awards, the Board has approved, and recommends that stockholders approve, the A&R Incentive Plan. The A&R Incentive Plan will authorize the issuance of up to 3,000,000 additional shares of our common stock pursuant to incentive awards, subject to adjustment as provided in the A&R Incentive Plan. In determining the number of additional shares of common stock requested for availability under the A&R Incentive Plan, we considered that no shares of our common stock are currently available for issuance, our historic and anticipated award grant practices, and the estimated number of shares needed for awards over the next four to five years. The Company believes that the additional shares authorized under the A&R Incentive Plan will provide it with a sufficient number of shares of common stock to ensure that equity-based long-term incentive awards remain a meaningful component of the overall compensation of our employees, officers and non-employee directors.

Effect of Proposal

Approval of the A&R Incentive Plan as requested by this Proposal 4 will (1) increase the number of shares available for issuance by 3,000,000 shares from 5,666,667 to
8,666,667, (2) extend the term to March 17, 2031, and (3) make certain other amendments to the 2007 Omnibus Incentive Plan as described below.

Summary of Changes to the A&R Incentive Plan

In addition to authorizing the issuance of up to 3,000,000 additional shares of our common stock pursuant to incentive awards and extending the term of the 2007 Omnibus Incentive Plan, the A&R Incentive Plan makes several changes which we believe are beneficial to stockholders, including:
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Clarifying that common stock will not be available for issuance again under the A&R Incentive Plan if such common stock is withheld or tendered to satisfy tax withholding obligations associated with any award, including stock options, stock appreciation rights and “full-value” awards (such as restricted stock and deferred stock awards).

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Specifying that, if the vesting of awards is accelerated in connection with a “change in control” (as defined in the A&R Incentive Plan), then (i) any service-vesting condition under an outstanding award will be treated as satisfied in full immediately prior to the consummation of the change in control and (ii) for any outstanding performance award for which the performance cycle is incomplete as of the date of the change in control, the performance cycle will be treated as ending on the date of such change in control and the Compensation Committee will determine the extent to which the performance goals with respect to such performance cycle have been met or, if not determinable, deem the applicable “target” levels of the performance goals to have been attained. The resulting performance award will be pro-rated to reflect the portion of the performance cycle that was completed prior to the change in control.
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Clarifying that awards that are “underwater” (that is, an option or stock appreciation right where the exercise price exceeds the fair market value of the common stock underlying the award) may be cancelled without notice or consideration in connection with a “corporate event.”

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Clarifying that dividends and dividend equivalent rights are not paid on unvested awards. Instead, dividends and dividend equivalent rights are subject to the same vesting conditions as the award with respect to which such dividends or dividend equivalent rights are paid (and will be forfeited if the award is forfeited).

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Eliminating certain “performance-based compensation” provisions that are no longer applicable under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

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Including a definition of “cause” to be used for all awards, unless otherwise defined in an award agreement.

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Adopting certain other minor clarifying amendments.

In addition, the Compensation Committee has determined that certain award agreements under the A&R Incentive Plan will provide that stock issued on exercise, vesting or settlement of an award must be held for 12 months (or termination of service due to death, disability, or retirement, if earlier) for employees of the Company with a title of Senior Vice President or higher.
As of March 18, 2021, the closing price of shares of our common stock, as reported on NYSE, was $18.27 per share.
As of March 5, 2021, 545,652 shares of common stock underlying deferred stock awards and 985,514 shares of common stock underlying performance-based awards were granted and remain outstanding under the 2007 Omnibus Incentive Plan.

Summary of the A&R Incentive Plan

A copy of the A&R Incentive Plan is attached hereto as Appendix A. This summary of the provisions of the A&R Incentive Plan is qualified in its entirety by reference to the full text of the A&R Incentive Plan. To the extent that there is a conflict between this summary and the A&R
Incentive Plan, the A&R Incentive Plan will govern. Capitalized terms used but not defined herein will have the meanings ascribed to them in the A&R Incentive Plan. The adoption of the A&R Incentive Plan is subject to stockholder approval.

Background and Purpose

The A&R Incentive Plan modifies our existing 2007 Omnibus Incentive Plan, which was approved by our stockholders and became effective on April 16, 2017. On March 18, 2021, our Board approved the A&R Incentive Plan, subject to approval by our stockholders, to (i) increase the number of shares of common stock available for issuance by 3,000,000 shares, from 5,666,667 to 8,666,667, (ii) extend the term to March 17, 2031, and (iii) make certain other amendments to the original 2007 Omnibus Incentive Plan.
The A&R Incentive Plan was established by the Board, which consulted with its legal advisors and an employment compensation consultant to survey and study the market compensation ranges of our competitors. The purpose of the A&R Incentive Plan is to provide us with the flexibility to offer performance-based compensation, including stock-based and incentive cash awards as part of an overall compensation package to attract and retain qualified personnel.
Certain officers, key employees, non-employee directors, or consultants of ours and our subsidiaries would be eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock awards, other stock-based awards, dividend equivalent rights, and performance-based awards (collectively, “awards”) under the A&R Incentive Plan. We anticipate that providing such persons with interests and awards of this nature will result in a closer identification of their interests with our own interests and those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.
In addition, we have entered certain employment agreements with our senior management which may provide, among other things, for incentive compensation awards and performance bonuses that will be paid pursuant to the A&R Incentive Plan. If the A&R Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.
Administration

The A&R Incentive Plan will be administered by a compensation or other committee consisting of at least two individuals, each of whom shall be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act, or, if no committee is designated by our Board to act for these purposes, our Board. The A&R Incentive Plan will be administered by the Compensation Committee of our Board. References below to our Compensation Committee include a reference to our Board for those periods in which our Board is administering the A&R Incentive Plan.
The Compensation Committee will have the power and authority to administer and interpret the A&R Incentive Plan, including the power and authority: (1) to authorize the granting of awards; (2) to determine the eligibility of officers, key employees, directors, or consultants of ours to receive an award; (3) to determine the number of shares of common stock to be covered by each stock-based award (subject to the individual participant limitations provided in the A&R Incentive Plan); (4) to determine the terms, conditions and restrictions of each award, including setting applicable performance criteria (which may not be inconsistent with the terms of the A&R Incentive Plan); (5) to accelerate the exercisability or vesting of the awards; (6) to extend the time period for exercising stock options; (7) to correct any defect, omission or inconsistency in the A&R Incentive Plan or in any award agreement, in a manner and to the extent it shall deem necessary or expedient to make the A&R Incentive Plan fully effective; (8) to waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service; and (9) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the A&R Incentive Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. In addition, the Compensation Committee may, in its discretion, delegate to our Chief Executive Officer, or his or her delegate, all or part of the Committee’s authority and duties with respect to awards. The A&R Incentive Plan also has certain limitations of liability for Compensation Committee and Board members as long as such members are not acting in bad faith or committing fraud.

Eligibility and Types of Awards

Certain of our officers, employees, non-employee directors and consultants are eligible to be granted awards under the A&R Incentive Plan. Eligibility for awards under the A&R Incentive Plan will be determined by the Compensation Committee. No new award may be granted under the A&R Incentive Plan after March 17, 2031. There are approximately ten officers, 127 employees, seven non-employee directors and no consultants eligible to be granted Awards under the A&R Incentive Plan

Available Shares

Subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock subject to past or future awards under the A&R Incentive Plan may not exceed 8,666,667. The 8,666,667 shares of common stock available for issuance under the A&R Incentive Plan shall be reduced by (i) the number of shares of common stock issuable pursuant to outstanding awards granted under the 2007 Omnibus Incentive Plan prior to the effective date of the A&R Incentive Plan; and (ii) the number of shares of common stock issued pursuant to awards granted under the 2007 Omnibus Incentive Plan prior to the effective date of the
A&R Incentive Plan that have been exercised, vested or settled and are no longer outstanding, and increased by the number of shares of common stock underlying awards that are outstanding under the 2007 Omnibus Incentive Plan as of the effective date of the A&R Incentive Plan and that again become available for grant under the A&R Incentive Plan. In determining the number of shares of common stock available for grant under the A&R Incentive Plan at any time: (1) any shares of stock subject to an award granted under the A&R Incentive Plan (including awards granted prior to the effective date of the A&R Incentive Plan) that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of common stock, are settled in cash in lieu of common stock, or are exchanged with the Compensation Committee’s permission prior to the issuance of common stock for an award not involving common stock, shall become available again for grant under the A&R Incentive Plan; (2) any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) to pay the exercise price of a stock option shall not become available again for grant under the A&R ncetive Plan; (3) any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestions) to satisfy tax withholding obligations associated with an award, shall not become available again for grant under the A&R Incentive Plan; (4) any shares of stock that were subject to a stock-settled stock appreciation right under the plan that were not issued upon the exercise of such stock appreciation right shall not become available again for grant under the A&R Incentive Plan; (5) any shares of common stock that were purchased by the Company on the open market with the proceeds from the exercise of a stock option shall not become available again for grant under the A&R Incentive Plan;and (6) any shares of stock subject to “substitute awards” pursuant to Section 3(e) of the A&R Incentive Plan shall not be counted against the number of shares of common stock available for grant under the A&R
Incentive Plan, nor shall they reduce the shares of common stock authorized for grant to any person in any calendar year.
Subject to potential adjustments upon the occurrence of certain corporate transactions or events, award grants will be subject to the following limitations: (1) the maximum number of shares of common stock subject to stock options or stock appreciation rights that can be awarded under the A&R Incentive Plan to any person eligible for an award is 3,500,000 per calendar year; (2) the maximum number of shares of common stock that can be awarded in an award under the A&R Incentive Plan, other than pursuant to stock options or stock appreciation rights, to any person eligible for an award is 1,000,000 per calendar year; and (3) the maximum value that any grantee may receive with respect to any fiscal year included in the applicable performance period is $10 million. To conform to industry best practices, the board has established compensation caps so that the maximum aggregate fair value of awards granted to any non-employee director during any calendar year shall not exceed $250,000; provided that this annual award limit shall not apply to awards granted in lieu of all or any portion of such non-employee director’s cash-based director fees.

Awards Under the A&R Incentive Plan

Stock Options. The terms of stock options, including whether options will constitute “incentive stock options” for purposes of Section 422(b) of the Code, will be determined by the Compensation Committee. The exercise price of an option will be determined by the Compensation Committee and reflected in the applicable award agreement. Incentive stock options will only be granted to our key employees or a “subsidiary corporation” within the meaning of Section 424(f) of the Code. The exercise price with respect to incentive stock options may not be less than 100% (or 110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value of our shares of common stock on the date of grant. Each stock option will be exercisable after the period or periods specified in the award agreement, which will not exceed 10 years from the date of grant (or 5 years from the date of grant in the case of an incentive stock option granted to a 10% stockholder). Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee. If the aggregate fair market value of all shares of common stock subject to a grantee’s “incentive stock option” which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options. The Company has not awarded stock options since the inception of the 2007 Omnibus Incentive Plan.
Stock Appreciation Rights. Subject to the requirements of the A&R Incentive Plan, the Compensation Committee may grant stock appreciation rights in tandem with a stock option or alone and unrelated to a stock option. Stock appreciation rights may be exercised by the delivery to us of a written notice of exercise. The exercise of a stock appreciation right will entitle the grantee to receive shares of common stock having a value equal to the fair market value of a share of common stock on the date of exercise over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be no less than the fair market value of the common stock on the date of grant. In its sole discretion, the Compensation Committee may settle the stock appreciation rights in a combination of shares of common stock and cash, or exclusively with cash. The Company has not awarded stock appreciation rights since the inception of the 2007 Omnibus Incentive Plan.

Restricted Stock. A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive cash dividends on the restricted stock. Although dividends are paid on all restricted stock, whether or not vested, at the same rate and on the same date as our shares of common stock, such dividends will be held by us and not distributed to participants until the applicable restrictions lapse. Holders of restricted stock are prohibited from selling such shares with certain limited exceptions as provided under the A&R Incentive Plan.
Deferred Stock Awards. A deferred stock award is an award of phantom stock units subject to restrictions and conditions as the Compensation Committee may determine at the time of the grant. The granting of deferred stock will be contingent on the execution of a deferred stock agreement by the grantee. The terms of such agreements will be determined by the Compensation Committee and may differ among awards and grantees. A phantom stock unit represents a right to receive the fair market value of a share of our common stock or, if provided by the Compensation Committee, the right to receive a share of our common stock. Phantom stock units will be settled with a single-sum distribution; however, the Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom stock units, installments over a period not to exceed ten years. Unless otherwise provided in the applicable award agreement, or pursuant to a permissible election, the settlement date with respect to a phantom stock unit generally is the first day of the month to follow the date on which the phantom stock unit vests. During the deferral period, a grantee shall have no rights as a stockholder; however, the grantee may be granted dividend equivalent rights (as described below).
Other Stock-Based Awards. The A&R Incentive Plan authorizes the granting of other awards based upon (1) the shares of common stock (including the grant of securities convertible into shares of common stock and stock appreciation rights), and subject to terms and conditions established at the time of grant, (2) equity interests in one of our subsidiaries, (3) awards valued by reference to book value, fair value or performance parameters relative to us or any subsidiary or group of subsidiaries, and (4) any class of profits interest or limited liability company interest created or issued that qualifies as a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43. Our Compensation Committee will determine the specific terms of such awards and the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the other awards will be forfeited. Dividends may be payable with respect to such other stock-based awards and will be subject to the same vesting conditions as the award with respect to which such dividends were paid (and forfeited if the award is forfeited). The Compensation Committee may also award dividend equivalent rights under these awards as described below.
Dividend Equivalent Rights. A dividend equivalent right is an award entitling the grantee credits based on the amount of cash dividends declared on shares of common stock specified in the dividend equivalent right (or other award to which it relates) in the same manner as if such shares had been issued to and held by the grantee. The Compensation Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of common stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate. A dividend equivalent right granted as a component of another award will provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as such other award. Dividend equivalent rights are not payable to participants until the underlying award has vested.
Performance Awards. An award may be granted as a performance award that vests, becomes exercisable, is settled or payable or is granted contingent upon the attainment during one or more performance cycles of one or more performance goals, each as specified by the Compensation Committee. A performance award may, but need not, also require the completion of a specified period of employment or other service with the Company or our subsidiaries.
The performance goals may be based on the performance criteria selected by the Compensation Committee for purposes of establishing the performance goals for a performance award, which include, but are not limited to the following criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis: earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period; net income either before or after interest, taxes, depreciation and/or amortization; changes (or the absence of changes) in the per share or aggregate market price of our common stock; economic value-added; FFO or similar measure; sales or revenues; acquisitions or strategic transactions; operating income; cash flow; return on capital, assets, equity or investment; total return to stockholders; various “non-GAAP” financial measures customarily used in evaluating the performance of REITs; return on sales; gross or net profit levels; productivity; expense levels or management; margins; operating efficiency; customer tenant satisfaction; working capital; earnings per share of stock; revenue or earnings growth; number of securities sold; our ranking against selected peer groups; same store performance from period to period; leasing or occupancy rates; objectively determinable capital deployment; objectively determinable expense management; sales or market shares; number of customers; and establishment of a trading market for our stock. Performance goals are to be established at the beginning of any applicable performance cycle or at such other date as determined by the Compensation Committee. In the discretion of the Compensation Committee, settlement of performance awards shall be in cash, common stock, other awards, or property. Subject to potential adjustments upon the occurrence of certain corporate transactions or events, the maximum value that any grantee may receive with respect to any fiscal year included in the applicable performance period shall be $10 million.

Adjustments in General; Certain Change-in-Control Provisions

In the event of certain corporate reorganizations or other events, the Compensation Committee will generally make certain adjustments in its discretion to the manner in which the A&R Incentive Plan operates (including, for example, to the number of shares available under the Plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of participants.
Adjustment upon Changes in Capitalization. In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, or similar change in the shares of our common stock or our other securities, as determined by the Compensation Committee, pursuant to which outstanding shares of common stock are increased, decreased or exchanged for a different kind or number of securities, the Compensation Committee shall make an appropriate or proportionate adjustment in (1) the maximum number of shares reserved for issuance under the A&R Incentive Plan, (2) the maximum number of stock options or stock appreciation rights or other awards that can be granted to any one individual grantee, (3) the number and kind of shares or other securities subject to any then outstanding awards under the A&R Incentive Plan, (4) the repurchase price, if any, per share subject to each outstanding restricted stock award, and (5) the price for each share subject to any then outstanding stock options and stock appreciation rights under the A&R Incentive Plan, without changing the aggregate exercise price as to which such stock options and stock appreciation rights remain exercisable. Our Compensation Committee may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the awards.
Change in Control or Merger. In the event of certain mergers, consolidations, the sale of substantially all of our assets, our reorganization or a liquidation, or change of control as defined in the A&R Incentive Plan, the Compensation Committee may, in lieu of making the adjustments described above, provide that all outstanding awards shall terminate as of consummation of such event, and (i) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding awards to a date that is at least ten days but no earlier than 60 days prior to such date, and/or (ii) provide that holders of awards will receive a payment in respect of cancellation of their awards based on the amount of the per share consideration being paid for our common stock in connection with such event, subject to various restrictions and other determinations of value. Payment may be subject to any escrow, holdback, or other contingency applicable to Company stockholders. In the event an award has an exercise or purchase price per share equal to or greater than fair market value, the award may be canceled without notice or payment of consideration. In addition, the Compensation Committee may grant awards under the A&R Incentive Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. In the event of a change in control, (i) any service-vesting condition under an outstanding award shall be treated as satisfied in full as of immediately prior to the date of consummation of the change in control and (ii) with respect to any outstanding performance award for which the performance cycle is incomplete as of the date of the change in control, the performance cycle will be treated as ending on the date of such change in control and the Compensation Committee shall (x) determine the extent to which the performance goals with respect to such performance cycle have been met based upon such audited or unaudited financial information then available as it deems relevant; or (y) if not determinable, deem the applicable “target” levels of the performance goals to have been attained with respect to such performance cycle. The resulting performance award will be pro-rated to reflect the portion of the performance cycle that was completed prior to the change in control.
The A&R Incentive Plan provides a Section 280G “cutback” to avoid the imposition of any excise tax under Code Sections 280G and 4999. To the extent that a grantee is a “disqualified individual” (as defined in Section 280G of the Code) and is entitled to payments or benefits that would be “parachute payments” (as defined in Section 280G of the Code), such payments or benefits will be reduced or eliminated so as to avoid having the payments or benefits under the A&R Incentive Plan being deemed a “parachute payment” under Section 280G of the Code.

Trading and Other Policies

Option exercises and other awards are subject to the Company’s insider trading policy and procedures, stock ownership guidelines and other applicable policies and procedures governing the issuance or holding of stock, as in effect from time to time.
During a grantee’s lifetime, his or her awards are only exercisable by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No awards may be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution.
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 must reimburse the Company for the amount of any award received by such individual under the A&R Incentive Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement.

Amendment and Termination

Our Board may at any time amend or terminate the A&R Incentive Plan; however, we must obtain stockholder approval of any amendment to the A&R Incentive Plan (other than amendments that curtail the scope of the plan) that would materially amend the A&R Incentive Plan, including any amendment that would:
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increase the maximum number of shares of common stock that may be issued under the A&R Incentive Plan;

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expand the types of awards available under, materially expand the eligibility to participate in, or materially extend the term of the A&R Incentive Plan; or

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materially change the method of determining the fair market value of shares on the date of grant of an option or stock appreciation right.

In addition, to the extent determined by the Compensation Committee to be required by the Code to ensure that incentive stock options are qualified under Section 422 of the Code or the extent required by the shareholder approval requirements of any national securities exchange, amendments to the A&R Incentive Plan will be subject to approval by stockholders.
The Compensation Committee may at any time amend or cancel any previously granted award under the A&R Incentive Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect in any material way the rights under an previously granted award without the consent of the grantee. Notwithstanding the above, any amendment to an award or other action by the Compensation Committee that (i) decreases the exercise price or other similar price applicable thereto, (ii) cancels an award at a time when its exercise price or other similar price exceeds the fair market value of the underlying stock in exchange for another award or any cash payment or (iii) constitutes the repricing of the exercise price or base value of an option, stock appreciation right, or any other award granted under the A&R Incentive Plan, will be subject to the approval of our stockholders unless undertaken in connection with a merger or other transaction as set forth in Section 3(c) or Section 3(d) of the A&R Incentive Plan. If adopted by our stockholders, the A&R Incentive Plan shall terminate on March 17, 2031. Any awards outstanding under the A&R Incentive Plan at the time of its termination shall remain outstanding until they expire by their terms.
Certain U.S. Federal Income Tax Consequences

The following discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal income tax penalties, and was written to support the “promotion or marketing” (within the meaning of Internal Revenue Service Circular 230) of the A&R Incentive Plan.
Non-Qualified Stock Options. No income will be recognized by an option holder at the time a non-qualified stock option is granted. At the time a non-qualified stock option is exercised, however, ordinary income will generally be recognized by an option holder in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price of the option. We will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.
Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive this tax treatment, however, shares acquired upon the exercise of an incentive stock option, must not be disposed of within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to his or her exercise of the option. In addition, the option holder must be an employee of us or a qualified subsidiary at all times between the date of grant and the date which is three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Code generally allows the sale of our shares of common stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, and we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.
If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We would generally then be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess realized upon such a disposition over the fair market value at the date of exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.
Restricted Stock. Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of a grant of restricted stock until the restricted stock is either no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (1) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) not transferable, minus (2) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.
Dividend Equivalents. There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment of the dividend equivalent is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.
Stock Appreciation Rights. No income will be recognized at the time a stock appreciation right (“SAR”) is granted. At the time an SAR is exercised, however, the holder will recognize ordinary income equal to the amount of cash and the fair market value of any shares received as a result of the exercise (less the amount paid for such shares, if any). If the SAR was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon exercise of the SAR.
Deferred Stock Awards. No income will be recognized at the time a deferred stock award is granted. A participant who receives a deferred stock award will recognize ordinary income equal to the amount of cash and the fair market value of any shares received upon settlement (generally, the vesting date). If the deferred stock award was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes.
Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. While certain awards under the A&R Incentive Plan could be subject to Section 409A of the Code, deferred stock awards under the A&R Incentive Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code.
Other Tax Consequences. Section 162(m) of the Code prevents us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” which generally includes the CEO, CFO and the three other most highly compensated executive officers of the Company. Any award we grant pursuant to the A&R Incentive Plan to covered employees, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation.
The foregoing is only a summary of the effect of federal income taxation on the grantee and us with respect to the grant and exercise of awards made under the A&R Incentive Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

Plan Benefits

Benefits, if any, payable under the A&R Incentive Plan for 2021 and future years are dependent on the actions of the Compensation Committee and are therefore not determinable at this time. Our executive officers are eligible to receive awards under the 2007 Omnibus
Incentive Plan and will be eligible to receive awards under the A&R Incentive Plan and, accordingly, our executive officers have an interest in this Proposal. In 2020, the following grants were made under the 2007 Omnibus Incentive Plan to the persons and groups listed below:

Name and Position	Stock Awards(1)
	Number of Shares	Dollar Value ($)
C. Brent Smith, President and Chief Executive Officer	78,057	1,974,037
Robert E. Bowers, EVP and Chief Financial and Administrative Officer	48,621	1,229,412
Christopher A. Kollme, EVP — Capital and Strategy	17,838	451,447
George M. Wells — EVP — Real Estate Operations	15,437	391,466
Robert K. Wiberg — EVP — Northeast Region and Co-Head of Development	17,838	451,447
All Executive Officers as a group (10 persons)(2)	240,589	6,087,014

Name and Position	Stock Awards(1)
	Number of Shares	Dollar Value ($)
All Non-Employee Directors, as a group	46,648	648,673
All Non-Executive Officer Employees, as a Group	121,694	2,992,524

(1)
In accordance with SEC rules, the stock awards presented in this table include the annual deferred stock grant and the estimated aggregate grant date fair value of the Performance Share Component of our 2020 Long-Term Incentive Compensation Program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “Stock Vested for 2020” tables for the value of actual stock awards which vested during the year ended December 31, 2020.

(2)
Includes all persons who served as executive officers during 2020.

No Appraisal Rights in Connection with the Approval of the A&R Incentive Plan

Under Maryland law, stockholders will not have appraisal rights in connection with the proposal to adopt the A&R Incentive Plan.
Vote Required

Approval of the A&R Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast thereon to pass. Abstentions and broker non-votes will not have an effect on the vote, but they will count toward the establishment of a quorum.
Our Board has determined it to be advisable and in the best interests of us and our stockholders to approve the A&R Incentive Plan. Our Board unanimously approved the form of the A&R Incentive Plan and recommends that you vote FOR the approval of the A&R Incentive Plan.

Consequences of Failure to Approve the A&R Incentive Plan

If the A&R Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

CERTAIN INFORMATION ABOUT MANAGEMENT
Executive Officers

Name	Age	Position(s)
C. Brent Smith	45	President, Chief Executive Officer and Director
Robert E. Bowers	64	Executive Vice President and Chief Financial and Administrative Officer
Edward H. Guilbert, III	45	Executive Vice President — Finance, Treasurer and Assistant Secretary
Christopher A. Kollme	50	Executive Vice President — Capital and Strategy
Laura P. Moon	50	Senior Vice President and Chief Accounting Officer
Joseph H. Pangburn	60	Executive Vice President — Southwest Region
Thomas R. Prescott	63	Executive Vice President — Midwest Region and Co-Head of Development
Alex Valente	36	Executive Vice President — Southeast Region
George M. Wells	58	Executive Vice President — Real Estate Operations
Robert K. Wiberg	64	Executive Vice President — Northeast Region and Co-Head of Development
The following is detailed information about each of our executive officers other than Mr. Smith whose biographical information is included under “Proposal 1: Election of Directors” above.
Robert E. Bowers has served as our Chief Financial and Administrative Officer since 2007. A veteran of the public financial services industry, including having served as Chief Financial Officer for three other public companies, Mr. Bowers’ experience includes investor relations, debt and capital offerings, mergers and acquisitions, asset allocation, financial management and strategic planning. Mr. Bowers is also responsible for management of our information technology, risk management and human resource functions. From 2004 until 2007, he served as Chief Financial Officer and Vice President of Wells Real Estate Funds, Inc. (“WREF”) and was a Senior Vice President of Wells Capital. Mr. Bowers was Chief Financial Officer and Director of NetBank, Inc. (formerly NASDAQ: NTBK) from 1997 to 2002. From 1984 to 1996, Mr. Bowers was Chief Financial Officer and Director of Stockholder Systems, Inc. (formerly NASDAQ: SSIAA), an Atlanta, Georgia-based financial applications company and its successor, CheckFree Corporation (formerly NASDAQ:CKFR). Mr. Bowers has provided strategic financial counsel to a range of organizations, including venture capital funds, public corporations and businesses considering listing on a national securities exchange. Mr. Bowers is a member of NAREIT, a board member of the Office Technology and Operations Council (“OTOC”), and a CPA who began his career in 1978 with Arthur Andersen & Company in Atlanta.
Edward H. Guilbert, III has served as Executive Vice President — Finance, Treasurer, and Assistant Secretary since 2019. In this role, as well as in his previous roles of Senior Vice President — Finance and Treasurer and Senior Vice President — Financial Planning and Analysis, which he held since 2014, he is responsible for treasury and finance matters, forecasting, operational reporting, corporate financing, and investor relations. Mr. Guilbert joined Piedmont in 2007. He has approximately 20 years of real estate experience across a broad spectrum of roles, including acquisitions, asset management, loan asset management, dispositions, portfolio management, and structured finance, in addition to experience in several different asset types, including office, multi-family, retail and hotels. Mr. Guilbert’s experience includes previous tenures with WestWind Capital Partners, an advisor to a German open-end and closed-end real estate fund sponsor, and a real estate division of Goldman Sachs.
Christopher A. Kollme has served as Executive Vice President — Capital and Strategy since June 2017. In this role, he works with the Piedmont senior management team to further establish and advance the strategic initiatives of the company and supervises our national business development function. Additionally, he provides counsel on capital raising activities and banking and rating agency relationships. Prior to joining Piedmont in 2017, Mr. Kollme served as Managing Director & Head of Real Estate Investment Banking for SunTrust Robinson Humphrey where he managed the origination of advisory and capital raising transactions on behalf of the bank’s public and private real estate clients. Mr. Kollme’s approximately 20-year career has also included tenures with Morgan Keegan & Company, Inc.’s Real Estate Investment Banking group as Managing Director & Group Head and Duke Realty as Vice President of Acquisitions.
Laura P. Moon has served as our Senior Vice President and Chief Accounting Officer since 2007. She has approximately thirty years of experience with accounting and reporting for public companies and at Piedmont she is responsible for all general ledger accounting, SEC and tax reporting functions. Prior to joining us, Ms. Moon served as Vice President and Chief Accounting Officer at WREF where she had responsibility for all general ledger accounting, financial and tax reporting, and internal audit supervision for 19 public registrants as well as several private real estate partnerships. Ms. Moon is a CPA and began her career in 1991 with Deloitte & Touche LLP.
Joseph H. Pangburn has served as our Executive Vice President — Southwest Region since 2014. In this capacity, he is responsible for overseeing Piedmont’s Southwest Region operations, comprised of over four million square feet principally located in Dallas, including all development, leasing, asset management and transactional activity. Prior to his promotion to his current position in 2014, Mr. Pangburn had been responsible for the leasing and asset management activities for the Company’s Western Region portfolio since 2007. His previous tenures include WREF, Lend Lease Real Estate Investments, Inc., Prentiss Properties Limited, Inc., and Bank of America. Throughout his career, his activities and experience have been concentrated on properties located in the western United States, and specifically in Texas. Mr. Pangburn is a recognized real estate industry leader and a member of the Dallas County Utility and Reclamation District Board of Directors, National Association of Industrial & Office Properties (“NAIOP”), and the Urban Land Institute (“ULI”).
Thomas R. Prescott has served as our Executive Vice President — Midwest Region and Co-Head of Development since joining Piedmont in 2014 and is responsible for all leasing, asset management, acquisitions, dispositions and development and redevelopment projects for Piedmont’s Midwest Region, which is comprised of approximately 2.6 million square feet located primarily in Minneapolis. In addition, Mr. Prescott serves as Co-Head of Development and has responsibility for various development projects throughout the portfolio. His previous tenures include Metropolis Investment Holdings Inc., Forest City Enterprises, and Higgins Development Partners (formerly Walsh, Higgins & Company), and The Shaw Company. Mr. Prescott is a recognized real estate industry leader and a member of NAIOP and ULI.
Alex Valente has served as our Executive Vice President — Southeast Region since 2019. He is responsible for overseeing Piedmont’s Southeast Region operations, comprised of approximately five million square feet located in Atlanta and Orlando, including all development, leasing, asset management and transactional activity. During his 15-year tenure at Piedmont, he has worked on many complex transactions including directly negotiating leases with some of our largest tenants. In addition to the Southeast, Mr. Valente has served several other of Piedmont’s markets including our Midwest and Northeast Regions. Mr. Valente is a member of NAIOP and a member of the board of both the Cobb County Chamber and SelectCobb.
George M. Wells has served as Executive Vice President  — Real Estate Operations since 2019. His responsibilities include leading our company’s asset and property management divisions and providing oversight to our construction management team with regard to developments, re-developments and tenant build outs. Prior to assuming this role, Mr. Wells served as Executive Vice-President of our Southeast Region for approximately four years. Mr. Wells has over 30 years of commercial real estate experience including approximately sixteen years of service with Piedmont and its former advisor, WREF. Prior to joining WREF, Mr. Wells experience included tenures with Lend Lease Real Estate Investments and Equitable Real Estate. Mr. Wells is a member of NAIOP.
Robert K. Wiberg has served as Executive Vice President — Northeast Region since 2019 and Co-Head of Development since 2012. Prior to being appointed Executive Vice President for the Northeast Region, Mr. Wiberg served as Executive Vice President of the Mid-Atlantic region which was consolidated into the Northeast Region during 2019. Mr. Wiberg is responsible for all leasing, property management, asset management, acquisitions and dispositions approximately 4.5 million square feet of office space located in metropolitan Washington, D.C., Boston, and New York, as well as for various development projects throughout the portfolio. Mr. Wiberg’s previous tenures include Brandywine Realty Trust, Prentiss Properties, Cadillac Fairview and Coldwell Banker (now CBRE). As a recognized industry leader, he has served on the board of directors of the Northern Virginia Chapter of NAIOP and the board of the Arlington Partnership for Affordable Housing and currently serves on the board of the Ballston Business Improvement District.
There are no family relationships among our directors or executive officers. Officers are elected annually by our board of directors, and each officer serves until his or her successor is duly elected and qualified, or until his or her death, resignation or removal from office. The board of directors retains the power to remove any officer at any time.

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND COMMITTEES
Independence and Leadership Structure

Each NYSE-listed company is required to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Our board of directors has adopted the NYSE independence standards as part of its Corporate Governance Guidelines and, in accordance with NYSE rules, the board of directors has affirmatively determined that each of the following current board members is independent within the meaning of the NYSE’s director independence standards:
Kelly H. Barrett
Wesley E. Cantrell
Glenn G. Cohen
Barbara B. Lang
Frank. C. McDowell
Jeffrey L. Swope
Dale H. Tysom
C. Brent Smith, who serves as our President and Chief Executive Officer, is not independent.
Each of our board members is subject to re-election on an annual basis.
The board of directors has determined to separate the roles of Board Chair and CEO, and Mr. McDowell currently serves as Chair of the Board. The Chair is elected by the board of directors on an annual basis and presides at regularly scheduled executive sessions of the independent directors. The board currently has no formal policy with respect to the separation of the positions of Chair of the Board and Chief Executive Officer; however, the board believes that the separation of the positions is in our best interests as it provides leadership for the independent board and the benefit of additional support, experience and oversight for the management team.

Board Committees

Our board of directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Capital Committee. In addition, the Nominating and Corporate Governance Committee has established a standing Environmental, Social and Governance “ESG” sub-committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee complies with the listing requirements and other rules and regulations of the SEC and the NYSE, each as amended or modified from time to time and has adopted a written charter. You can access each of our committee charters on the Investor relations pages of our website at www.piedmontreit.com. The board of directors has also determined that each of the current members of our Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning the NYSE’s director independence standards applicable to members of such committees. Additionally, our Audit Committee members satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i) and Ms. Barrett and Mr. Cohen meet the definition of an audit committee financial expert as defined under the Exchange Act and NYSE listing standards. Our Compensation Committee members satisfy the enhanced independence standards set forth in NYSE listing standards and Section 16 of the Securities Exchange Act of 1934.

The table below shows the current chairs and membership of the board and each standing board committee, the independence status of each board member and the number of board and board committee meetings held during the year ended December 31, 2020.
Director	Board of Directors	Audit Committee	Nominating and Corporate Governance Committee(1)	Compensation Committee	Capital Committee
Frank C. McDowell	C		•	C
Kelly H. Barrett**	•	C	•
Wesley E. Cantrell	•		C	•
Glenn G. Cohen**	•	•			•
Barbara B. Lang	•		SC	•
C. Brent Smith*	•
Jeffrey L. Swope	•			•	C
Dale H. Taysom	VC	•			•
Number of 2020 meetings	10	6	4	6	5

(1)
All of the members of the Nominating and Corporate Governance Committee are members of the ESG Sub-Committee

C Chair   SC ESG Sub-Committee Chair   VC Vice Chair   •Member   *Non-Independent Director   ** Financial Expert
Each member of the 2020 board of directors attended in excess of 75% of the board and committee meetings on which such director served during 2020.
We do not have a formal policy with regard to board member attendance at our annual stockholder meetings. All of individuals who were members of our board of directors at the time attended the 2020 annual meeting of stockholders virtually.
The Audit Committee
The Audit Committee assists the board of directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the system of internal controls which our management has established, risk assessment, the performance of our internal audit function, and oversight of our technology platform, including cyber risk assessment and management. The Audit Committee is also directly responsible for the appointment, independence, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee meets alone with our senior management, our internal audit personnel, and with our independent registered public accounting firm, which has free access to the Audit Committee.
The Compensation Committee
The Compensation Committee assists the board of directors in setting the overall compensation strategy and compensation policies for our executive officers and directors, overseeing the assessment of risk associated with the Company’s compensation policies and practices, reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of those goals and objectives. In addition the Compensation Committee determines our
Chief Executive Officer’s compensation, reviews and approves the compensation of other named executive officers and non-employee directors and administers our 2007 Omnibus Incentive Plan.
The Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee assists the board of directors in identifying individuals qualified to serve on the board of directors consistent with criteria approved by the board of directors, recommending a slate of director nominees for election by our stockholders at the annual meeting of our stockholders, evaluating the independence of candidates for the board of directors, developing and implementing the process necessary to identify prospective members of our board of directors, determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors, overseeing an annual evaluation of the board of directors, each of the committees of the board and management, developing and recommending to our board of directors a set of corporate governance principles and policies, periodically reviewing our corporate governance structures and procedures and suggesting improvements thereto to our board of directors. The Nominating and Corporate Governance Committee is also responsible for reviewing stockholder communications and overseeing our governance practices, business ethics and corporate conduct, as well as reviewing and promoting the continuing education of our directors.
ESG Sub-Committee. The Nominating and Corporate Governance Committee is also charged with providing oversight and guidance to the board regarding environmental, social and corporate governance (“ESG”) trends and best practices (in conjunction with Compensation and Capital Committees, to the extent these committees address issues related to ESG). To ensure that such matters are given focused attention, the Nominating and Corporate Governance Committee established a standing ESG Sub-Committee, comprised of all of the members of the Nominating and Corporate Governance Committee and chaired by Ms. Lang, that regularly reviews the Company’s ESG practices and recommends changes as necessary to comply with existing legal requirements or emerging trends and best practices. The ESG Sub-Committee and Nominating and Corporate Governance Committee also receive quarterly reports from management regarding the Company’s ESG strategy, initiatives and policies.

The Capital Committee
The Capital Committee assists the board of directors by reviewing and advising the board of directors on our overall financial performance, including issues related to capital structure, operating earnings, dividends and budgetary, forecasting, and reporting processes, and reviewing and advising the board of directors on investment criteria and acquisition and disposition policies, general economic environment in various real estate markets, existing or prospective properties or tenants, and portfolio diversification goals. The Capital Committee also provides oversight and counsel related to sustainability and wellness practices at the Company’s portfolio of properties.

Selection of Directors

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer.
The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the board of directors and recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually.
In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, outside legal counsel, the investment banking community, and members of our management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees and will also consider recommendations for director candidates made by stockholders and other interested persons. Candidates for director must meet the established director criteria set forth above. In addition, under our Bylaws, stockholders may directly nominate candidates for election as directors. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by writing to our Secretary at our corporate address.
In evaluating candidates for director, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant, including the factors set forth below under “Board Membership Criteria.”

Board Membership Criteria

The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills and characteristics required of directors, both in the context of the current membership of the board as well as in the context of potential turnover of the existing board. The table below summarizes the key characteristics that are considered and which of our current independent board members the board particularly relies on with regard to each characteristic.
Experience, Skill, or Characteristic	McDowell	Barrett	Cantrell	Cohen	Lang	Swope	Taysom
Audit committee financial expert		•		•
Financial experience	•	•		•	•		•
Chief executive or chief financial officer experience (with a preference for REIT-specific experience)	•	•	•	•	•	•
Public company experience	•	•	•	•	•
Industry specific knowledge	•	•		•		•	•
Strategic planning experience or expertise	•	•	•	•	•	•	•
Experience mentoring top level leaders	•		•		•	•	•
General management experience	•	•	•	•	•	•	•
Real estate development/ construction expertise	•	•				•	•
Investment banking experience							•
Racial diversity					•
Gender diversity		•			•
Risk management expertise		•
Marketing expertise		•	•		•	•
ESG Initiatives	•	•	•	•	•	•	•
International experience		•	•	•			•
The board considers all of these characteristics when assessing candidates for board membership. Other considerations included in both the annual assessment of existing members and the assessment of new candidates include the candidate or incumbent’s status and tenure as an independent director, the ability of the candidate or incumbent to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings, and whether the candidate’s knowledge and experience of a particular aspect of the real estate industry or particular skill set is additive to the existing experience or skill sets of incumbent members of the board. While we have not adopted a formal policy regarding diversity of our board, the board believes that a diverse membership having a variety of skills, styles, experiences and competencies is an important aspect of a well-functioning board. Accordingly, the board believes that diversity, inclusive of gender and race, should be a central component in board searches, succession planning and recruiting. The board is committed to considering board slates that are as diverse as possible and that this is consistent with nominating only the most qualified candidates for the board who bring the required skills, competencies and fit to the boardroom.
Although a number of our directors are retired, it is also expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are active in their occupation, profession, or community. Further, the board annually considers each directors’ tenure on the Board with regard to pre-established term limits, as further described below, and plans for refreshment as needed.

Board Self-Evaluation Process

Annually, the board of directors undertakes a robust self-evaluation process which is administered by the Nominating and Corporate Governance Committee with the assistance of outside counsel. Members of the board complete a detailed, confidential questionnaire which provides for ratings in key areas and also seeks subjective comments. Outside counsel collects and analyzes the data and reports the results and information compiled from the questionnaires to the Nominating and Corporate
Governance Committee. Comments pertaining to particular Board Committees are shared with each respective Committee chairperson, and comments regarding the full board are shared with the full board. Matters requiring follow up are addressed by the Chair of the Nominating and Corporate Governance Committee, the Chair of the Board, or Chair of the applicable Board Committee, as appropriate.

Majority Voting Policy

Our By-laws provide for majority voting for the election of directors in uncontested elections. Therefore, each director nominee will be elected if he or she receives a majority of the votes cast. A majority of votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. In order to enhance the power of our stockholders to influence the composition of the board of directors, our Corporate Governance Guidelines provide that in an uncontested election of directors, any non-employee nominee who receives a greater number of votes AGAINST his or her election than votes FOR his or her election will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the board of directors. The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote. We will publicly disclose, in a Form 8-K furnished to the SEC, the board’s decision regarding whether to accept the resignation offer. Any director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or board of directors action regarding whether to accept such resignations. However, if each member of the Nominating and Corporate Governance Committee was not elected at the same election, then the independent directors who were elected shall appoint a committee among themselves to consider such resignations and recommend to the board of directors whether to accept them. However, if the only directors who were elected in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept such resignations.

Term Limits

Our Corporate Governance Guidelines provide that the board of directors will not nominate for re-election any non-employee director who has served 15 years or more prior to the applicable election, subject to exceptions granted by the board of directors.
Risk Oversight

The board of directors has specifically delegated responsibility for oversight of the enterprise risk assessment to the Audit Committee. The board of directors is involved in risk oversight through direct decision-making authority on significant matters as well as through the oversight of management and appropriate advice and counsel from legal, financial, and compensation advisors. In particular, the board of directors manages risk by reviewing and discussing periodic reports with management including, but not limited to, reports detailing Piedmont’s risk related to its geographic, tenant, industry, and lease expiration concentrations as well as internal controls and cyber risk. Through its various committees, the board monitors acquisition, disposition, leasing, financing, and cyber activities and has delegated authority to the appropriate levels of management to carry out such activities with appropriate governance reporting at respective committee meetings.
The Audit Committee monitors major issues regarding accounting principles and financial statement presentation and disclosures, including any significant changes in the application of accounting principles, and major issues regarding the adequacy of Piedmont’s internal controls and analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements. In addition, the Audit Committee follows the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Piedmont’s financial statements and the type and presentation of financial information to be included in earnings press releases, reports, and earnings guidance provided to analysts and rating agencies. The Audit Committee annually reviews and discusses with management Piedmont’s major financial and cyber risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also briefed annually on Piedmont’s processes and policies with respect to risk assessment and risk management and the Audit Committee Chair is interviewed in conjunction with Piedmont’s annual risk assessment process. The Audit Committee is briefed annually on insurance coverage limits and any significant change in Piedmont’s insurance policies. Finally, the Audit Committee is briefed quarterly on monitoring of Piedmont’s code of ethics, whistleblower policy, and insider trading policies, cyber activities, information security matters, as well as quarterly REIT test and debt covenant compliance calculations. Piedmont’s Insider Trading policy specifically prohibits trading in the Company’s stock when an employee is aware of material, nonpublic information including, among other things, information concerning data security breaches or other cyber security events impacting the Company or any of its substantial tenants or business partners. The Company has an information security training and compliance program that all employees are required to participate in at least annually. In addition, the Company engages various third parties to conduct penetration testing and an annual information technology audit focusing on entity-level, application and information technology general controls.

Corporate Governance Guidelines and Code of Ethics

Our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Guidelines establishing a common set of expectations to assist the board of directors in performing their responsibilities. The Corporate Governance Guidelines, which meet the requirements of the NYSE’s listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the board committees, director access to management and independent advisers, director compensation, and evaluations of the performance of the board. Our board of directors has also adopted a Code of Ethics, including a conflicts of interest policy, that applies to all of our directors and executive officers including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics meets the requirements of the rules and regulations of the SEC. A copy of our Corporate Governance Guidelines and our Code of Ethics is available on our website at www.piedmontreit.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waivers.

ENVIRONMENTAL AND SOCIAL MANAGEMENT COMMITTEES
Environmental & Social Steering Committee

Management’s Environmental & Social Steering Committee (the “Steering Committee”) supports our on-going commitment to environmental, health and safety, corporate social responsibility, and other relevant public policy matters. The Steering Committee includes the Executive Vice President of Real Estate Operations(Chair), Chief Financial Officer, Senior Vice President of Property Management, Director of Sustainability, Vice President of Human Resources, Chief Accounting Officer, and consultants as needed, and regularly reports to the ESG Sub-Committee and the Nominating and Corporate Governance Committee. The cross-functional team meets quarterly and assists our executive leadership team in:
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Setting general strategy relating to environmental and social matters;

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Developing, implementing, and monitoring initiatives and policies based on that strategy;

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Overseeing communications with employees, investors and stakeholders with respect to environmental and social matters;

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Monitoring and assessing developments relating to, and improving the Company’s understanding of environmental and social matters;

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Efficient and timely disclosure of environmental and social matters to internal and external stakeholders; and

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Identifying and creating processes to manage risks and opportunities associated with climate change.

The Human Resources department, along with the support of the Regional Management team, facilitates and implements our social programs.

Energy & Sustainability Committee

The Energy & Sustainability Committee is responsible for our environmental programs and is comprised of the Senior Vice President of Property Management, Vice President of Property Management Operations, Director of Sustainability, all Regional Managers, and consultants as needed. The Energy & Sustainability Committee meets bi-weekly to determine how to effectively achieve our corporate environmental management targets.
Metrics and information reported by the committees are reviewed and approved by our Internal Audit department for consistency and accuracy prior to publication.

CORPORATE SOCIAL RESPONSIBILITY
Human Rights

All individuals should be provided with equal opportunities and treated with dignity and respect. Piedmont intends to provide an environment that is pleasant; healthful; comfortable; and free from intimidation, hostilities, or other offenses that might interfere with work performance. Discriminatory conduct of any sort — verbal, physical, or visual — will not be tolerated, whether it is sexual or racial in nature or related to national origin, age, religion, citizenship status, disability, genetic predisposition, or any other characteristic protected by law. Piedmont applies this policy to all of its employees, suppliers, and vendors, regardless of their geographic location. Further, the use of child or forced labor, either by the Company or, indirectly, by the Company’s vendors, is specifically prohibited. A copy of our Human Rights Policy is available on our website at www.piedmontreit.com under the ESG tab.

Social Justice

As the public discussion surrounding equality in our country continues, so do Piedmont’s efforts to oppose prejudice and discrimination. Piedmont is committed to demonstrating fairness, equality, and respect to all individuals that we interact with in our communities to bring about positive change. Our commitment includes regularly monitoring and making any necessary changes to our own policies, conduct, and actions, as well as promoting anti-prejudice causes in our communities. In an effort to underscore and promote these values, Piedmont made 2020 financial contributions to the Anti-defamation League, the NAACP, The National Association of Criminal Defense Lawyers, and the Brennan Center for Justice.

Our Employees

As of December 31, 2020, we had 137 employees, with 49 of our employees working in our corporate office located in Atlanta, Georgia. Our remaining employees work in regional and/or local property management offices primarily located in our seven major markets. These employees are involved in acquiring, developing, redeveloping, leasing, and managing our portfolio of properties. We outsource various functions where cost efficiencies can be achieved, such as certain areas of information technology, construction, building engineering, and leasing. Approximately 66% of our workforce is salaried, with the remaining 34% compensated on an hourly basis.
Piedmont is an equal opportunity employer. It is the policy of the Company, from recruitment through employment and promotion, to provide equal opportunity at all times without regard to race, color, religion, sex, national origin, age, disability, veteran’s status, genetic information, or any other characteristic protected by federal, state, or local anti-discrimination laws. Physical or mental disabilities will be considered only as they may relate to essential functions of each particular job, and only in accordance with applicable law. This policy of equal employment opportunity applies to all of Piedmont’s policies relating to recruitment and hiring, promotion, compensation, benefits, training, working conditions, termination and all other terms and conditions of employment.
We strive and are committed to hiring and supporting a diverse workforce that fosters skilled and motivated people working together to deliver results in support of our core business goals and values. We encourage all employees, tenants, and vendors to mutually respect one another’s diversity in order to maintain a cohesive work environment that values fairness and equal treatment. Piedmont uses diversity and inclusion initiatives for both compliance obligations and to increase the overall bottom line with a more diverse workforce. In an effort to further this commitment and encourage a broad applicant pool, Piedmont invests in the education and the career development of scholars from two Historically Black Colleges and Universities (HBCUs) including Morehouse College (Atlanta, GA) and Howard University (Washington, DC) through the need-based Piedmont Office Realty Trust Scholarship Program. The program provides scholastic support to rising sophomore students seeking a degree in economics, finance, accounting, engineering, or real estate with a renewable scholarship for three years (for the Piedmont Scholars’ Sophomore, Junior and Senior years). The scholarship also offers each student the opportunity to intern with Piedmont, acquire a firsthand experience in commercial real estate, and participate in a board level mentoring program. We believe that developing a diverse, talented, and skilled pipeline of future candidates for Piedmont and the commercial real estate industry begins with supporting the education and career paths of students today. Our hope is that the Piedmont Office Realty Trust Scholarship Program provides career success and an expanded knowledge of commercial real estate for participating students.
Additional statistical information regarding our workforce and details regarding Piedmont’s Diversity and Inclusion Initiatives are available on our website at www.piedmontreit.com under the ESG tab.

Performance & Career Development
The results that the Company achieves are determined in large part by how we perform — as individuals, as teams, and as a company. The means by which we focus our efforts, use our talents, manage our time and work together will also impact the degree of our success. Performance management is the organized method of monitoring results of work activities, collecting and evaluating performance results to determine achievement of goals, and using performance information to make decisions, allocate resources and communicate whether objectives are met. All employees receive an annual performance review. These evaluations are typically done in the same time frame as the review of annual incentive compensation.

Training & Education
In 2020, our employees, managers, and the majority of our contractors received professional training regarding workplace harassment and cyber security. In addition, our employees received diversity and inclusion, ethics, pandemic health and safety training and select managers received individual management development. All employees receive information security training at least annually and cyber security updates, notices, and reminders are emailed to all employees at least monthly.

Health and Safety
The Company intends to maintain a safe and secure workplace for all of its employees. The Company does not tolerate fighting, threats or other acts of violence against employees, co-workers, job applicants, clients, or vendors. The Company’s Employee Handbook prohibits workplace harassment and harassment of our employees by third parties, such as contractors, suppliers, vendors, and clients in conjunction with their work. Further, the Company provides medical, dental, vision, disability, and life insurance for each of its employees and their families.

COVID-19 Response

Our highest priority has been, and always will be, protecting the well-being of our tenants, contractors, and employees. We are committed to promoting a safe and healthy environment. We continue to follow all government guidelines and strictly adhere to all recommended Centers for Disease Control health and wellness protocols in response to the COVID-19 pandemic. We have adjusted our operations in the following categories:

Communication and Collaboration
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Published a Returning to Work tenant guide, outlining building-specific information on operational changes such as elevator spacing, common area regulations, janitorial schedules and security protocols, among others

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Facilitated tenant town halls across our markets

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Implemented comprehensive signage program providing way finding assistance and emphasizing preventative measures as recommended by the Center for Disease Control (hand washing, distancing, no gathering, etc.)

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Shared best practices for workplace modifications and common area protections such as staggered working hours, assigned seating and conference room attendance levels

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Assisted tenants in programming staff rotation and staggered working hours to minimize occupancy peak times

Health and Wellness
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All vendors and Piedmont personnel are required to wear masks throughout all common areas

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Requested all tenants and guests wear masks throughout all common areas

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Installed hand sanitizing dispensers throughout our properties, parking garages and amenity areas

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Janitorial staffs apply EPA-registered disinfectants to avoid the spread of pathogens; increased cleaning for common areas and paths of travel to a level that is consistent with standards for a clinical waiting room/common area.

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Substantially all Piedmont restrooms utilize touchless features/equipment; those that do not are in the process of replacement.

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Increased fresh air ventilation and the use of bi-polar ionized airflow where possible.

Vendor Code of Conduct

The Piedmont Office Realty Trust, Inc. Vendor Code of Conduct (the “Vendor Code of Conduct”) describes Piedmont’s expectations of how its vendors conduct business. All vendors engaged in providing products and services to Piedmont are expected to embrace this commitment to integrity by complying with the Vendor Code of Conduct and communicating and enforcing the Vendor Code of Conduct provisions throughout their organization and across their supply chain, including to sub-vendors and subcontractors. We require that our vendors understand the requirements of the Vendor Code of Conduct, operate in accordance with the expectations outlined in the Vendor Code of Conduct and comply, at a minimum, with all applicable laws, rules, regulations and standards within the geographies in which they operate. A copy of the Vendor Code of Conduct is available on our website at www.piedmontreit.com under the ESG tab.

Political Advocacy

Piedmont does not contribute to or make expenditures on behalf of any federal, state or local candidates for election, referenda, or initiatives; contribute to or make expenditures on behalf of political parties; contribute to or make expenditures on behalf of political committees or other political entities organized and operating under 26 U.S.C. Sec. 527 of the Internal Revenue Code; contribute to any charity or non-profit organization at the request of any federal, state or local governmental office holder or any candidate for such an office; donate Company time, resources, products or services to any of the foregoing; or pay for advertisements, printing or other campaign expenses. A copy of Piedmont’s Political Spending Policy is available on our website at www.piedmontreit.com under the ESG tab. During the year ended December 31, 2020 the company made no political contributions.

Corporate Responsibility and Charitable Giving Program

The mission of Piedmont’s Corporate Responsibility and Charitable Giving Program is not only to provide the highest quality services to our tenants on a daily basis, but also to help meet the needs of each local community that we serve by volunteering and/or financially supporting programs related to medical or human needs and children’s programs that improve the overall quality of life, particularly through charities tied to the real estate industry or our tenants.
In 2015, Piedmont created the Piedmont W. Wayne Woody Foundation (“PWW Foundation”) in memory of W. Wayne Woody, a former Chair of the board of directors, through which charitable contributions are distributed to various nonprofit organizations. Recipient organizations are 501(c)(3) entities that fit our charitable giving categories, including being non-discriminatory and non-political, and demonstrate fiscal and administrative stability. In honor of our first responders, during the year ended December 31, 2020, the PWW Foundation made donations to over 20 charitable organizations that are directly assisting in the battle against COVID-19 in each of our markets.
In addition to financial contributions through the PWW Foundation, Piedmont recognizes the value and benefit of employee volunteerism and fully appreciates its positive impact on the community, the employees, and ultimately, the Company by promoting team building, collaboration, and unity. To promote volunteerism among Piedmont employees, the Company provides a matching program whereby an employee may request time away from work to support a community service project or activity. Preference is given to those organizations that are tied to real estate industry programs or that have a major tenant sponsorship. Our employees have partnered with Piedmont to donate thousands of dollars and hours annually to numerous organizations in each of the markets that Piedmont serves.

CORPORATE ENVIRONMENTAL RESPONSIBILITY
Climate-Related Risk Management

At Piedmont, we consider sustainability to be a long-term commitment which we proudly undertake on behalf of all our stakeholders. Our shareholders and employees expect that their financial and human capital supports conserving our global environment and our tenants and local communities entrust us to reduce our dependence on finite resources and land-fill waste. The Task Force on Climate-related Financial Disclosure (TCFD) divides climate-related risks into two major categories: (1) risks related to the transition to a lower-carbon economy and (2) risks related to the physical impacts of climate change.
The Environmental & Social Steering Committee completed a risk assessment to identify the key physical and transitional risks that are most likely to impact our business. As our buildings are currently in low-risk areas for the physical effects of climate change, we see more risk in the transition to a lower-carbon economy. For a more detailed discussion of the physical and transitional risks that we have identified and our efforts to mitigate them, please refer to our latest ESG Report available on our website at www.piedmontreit.com under the ESG tab.

Environmental Management Programs

Piedmont is dedicated to environmentally sustainable practices that enhance our commitment to provide the highest quality office properties. We strive to own and manage workplaces that are environmentally conscious, productive, and healthy for our tenants and employees by:
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Empowering our property teams with the data and tools to sustainably manage their buildings;

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Leveraging industry partnerships with BOMA, ENERGY STAR, LEED, and U.S. Green Building Council, to verify and advance the environmental performance of our assets;

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Implementing programs that continually improve our environmental performance and manage our climate change risk; and

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Setting performance targets that demonstrate our commitment.

Data and Tools
A key part of our environmental management strategy is to identify tools and empower our property teams to utilize those tools to make an impact.
Environmental Management System Software
We partner with Schneider Electric and utilize their Resource Advisor software to continually track and manage our environmental data, metrics, and targets. Each of our property, regional, and corporate management teams use Resource Advisor for ongoing energy and water project tracking and performance monitoring. We began benchmarking our properties against one another in 2019 based on: ENERGY STAR score, site energy use intensity (kBtu/SF), and water use intensity (gallons/SF). During 2020, we deployed the GHG Emissions module in Resource Advisor, where we can now benchmark and track GHG emissions at the site, regional, and corporate levels.

Real-time Energy Monitoring
We have partnered with MACH Energy since 2012 to provide real-time energy monitoring at all of our managed buildings, as well as to receive quarterly training and sharing of best practices.
Technology Pilots
We have adopted a Technology Review process that helps us test new opportunities and leverage them when and where appropriate. We have deployed pilots with Schneider Electric’s Building Advisor platform and the InSite Intelligence Platform that go beyond the traditional building control system and can be considered Fault Detection and Diagnostics software, which identify anomalies in the performance of critical equipment such as boilers, chillers, air handling units, pumps, exhaust fans, etc.

Industry Partnerships
We leverage industry partnerships including BOMA, ENERGY STAR, and U.S. Green Building Council, to confirm and advance the environmental performance of our assets. Additionally, we have recently partnered with International WELL Building Institute (IWBI). The WELL Health-Safety Rating is an evidence-based, third-party verified rating for all new and existing building and space types focusing on operational policies, maintenance protocols, stakeholder engagement and emergency plans to address a post-COVID-19 environment now and into the future. Our Atlanta Galleria properties were the first properties in our portfolio to be awarded the WELL Health-Safety rating and we are actively working to expand this program throughout our portfolio. Regarding our industry partnerships:
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We certify all eligible properties to ENERGY STAR every year. Ineligible properties include those that are tenant-managed, have low occupancy, or have a score under 75. We continue to make our best effort to achieve the highest scores feasible for each of our assets.

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We certify every eligible property to BOMA 360 every three years. Ineligible properties include those that are tenant-managed or have low occupancy.

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Our LEED O&M assets are re-certified every five years.

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We will continue to explore other 3rd party certification opportunities that further demonstrate our commitment to providing healthy, environmentally and socially conscious workplaces as they arise.

As of December 31, 2020, approximately 64%, 81%, and 43% of our portfolio was ENERGY STAR, BOMA 360, and LEED certified, respectively.

Ongoing Initiatives
We continue to identify, plan, and implement initiatives that will enable us to achieve our performance targets. During 2020 we expanded our performance targets, which had been primarily focused on energy intensity, to include water, waste, and emissions targets.
Sustainability Action Plans and Best Practice Sharing
Each property team maintains Energy & Sustainability Action Plans. These action plans are used to track progress on identified action items and ultimately ensure progress towards our ESG goals. Our teams have made tremendous progress with their energy efficiency plans.
To spread those best practices across our other properties, we summarize the most impactful strategies into a list of Best Practices. This list includes recommended actions for improving the building envelope, lighting, and building control system.

Quarterly Energy Competition
We sponsor an energy-savings competition among our engineering teams. The criteria of the competition are based on energy-saving analysis from our real-time energy platform in combination with property engineering team engagement with our data tools. Every quarter, our Director of Sustainability and consultant, in partnership with a representative from MACH Energy, hosts a meeting for all property managers and engineers to offer training, share best practices, and announce the winning team.

Tenant Engagement
Tenant activities can contribute to or hinder our success and it is our responsibility to engage with them to ensure they can help us be successful. Our property teams collect and analyze tenant feedback via our Kingsley Survey that is conducted every two years. Additionally, our teams share information with tenants via email communications and newsletters. Contents may include information about community events such as bike-to-work day, resources provided by the local utility company with energy-saving recommendations, or on-site e-waste collection events. In accordance with the SASB disclosure IF-RE-410a.1, we track the portion of our tenants with green leases, and in accordance with SASB Disclosure IF-RE-410a.2, we track the portion of our tenants with separate electricity and water meters.

Retrocomissioning
We understand the value of periodic commissioning to ensure our buildings are operating within optimal designed parameters to meet the needs of our tenants. Every year, the Energy & Sustainability Committee reviews performance metrics of all buildings and takes any operational changes into consideration, then identifies the properties that should undergo commissioning the following year. This process enables us to keep our buildings running efficiently.

LED Upgrade Program
Our property teams have proactively pursued LED lighting upgrades throughout common areas, back-of-house spaces, parking lots and garages, and anything under our control. In addition, we have begun working with tenants to upgrade their spaces where possible. Lighting projects are reviewed by the Director of Sustainability and our consultant to ensure we are making quality choices with the best long-term results.

Bi-polar Ionization
As part of our COVID-19 response plan described above, we have partnered with certain of our tenants to install bi-polar ionization in approximately ten of our buildings thus far and plan to continue to expand this program over time as appropriate. Bi-polar ionization cleans indoor air by producing millions of positive and negative ions every second. The ions attach to and destroy unhealthy particles in the air such as mold, allergens, pathogens, viruses, and volatile organic compounds. Bi-polar ionization devices consume very little energy, require minimal maintenance cost, and are expected to last for 20 years or more. Further, their positive impact on air quality in our buildings has been verified through our use
of WellStat IAQ monitoring devices.

Green Finance
Piedmont completed its inaugural issuance of $300 million of green bonds in August 2020. Green bonds proceeds must be allocated to Eligible Green Projects (“EGPs”) which are defined as investments: (a) in buildings, developments, redevelopments, existing building renovations, and tenant improvements, in each case, that have received, or are expected to receive, a LEED Certified, Silver, Gold or Platinum certification (or similar BREEAM standards); (b) that increase energy efficiency; (c) in sustainable water and wastewater management systems; and (d) in renewable energy. The allocation of the net proceeds of the green bond offering must be to projects completed in the three years prior to the issuance of the notes or during the term of the notes. We fully allocated the net proceeds from our first green bond offering to the acquisition of the Galleria Office Towers in Dallas, TX, which has received LEED Existing Building Operations & Maintenance Certification, and which we believe is an EGP. For more information, please refer to our website, www.piedmontreit.com under the ESG tab.

Performance Metrics and Targets
We have committed to performance targets for energy, water, and GHG Emissions Intensity and Waste Diversion Rate as follows:
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Energy Intensity (kBtu/SF): Achieve a 20% reduction in portfolio energy use intensity from 2016 by 2026;

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Water Intensity (gallons/SF): Achieve a 20% reduction in portfolio water use intensity from 2018 by 2028;

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GHG Emissions Intensity (Scope 1 and 2): Achieve a 20% reduction in portfolio GHG emissions (Scope 1 and 2) intensity from 2018 by 2028; and

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Waste Diversion Rate (percentage of waste diverted from landfill): Divert at least 50% of our waste from landfill by 2030.

For further details on our Environmental Management Policy, initiatives and goals, and an update on our progress against these targets, please refer to our latest ESG Report available on our website at www.piedmontreit.com under the ESG tab.

STOCKHOLDER ENGAGEMENT AND OUTREACH
Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we meet with our investors to share our perspective and to solicit their feedback on our strategy and performance. During 2020, our executive management team participated in several investor conferences and held over 300 individual meetings with our investors and analysts. Periodically, we also hold investor days where our management team meets with stockholders and industry research analysts to discuss our strategy and performance and respond to questions, as well as to tour certain properties in our portfolio. Further, our board has periodically invited significant investors to meet with them directly and our management team has periodically engaged third parties to conduct perception surveys so that we can hear our stockholders’ perspectives and opinions about the Company as we believe the insights provided by our stockholders provide valuable information to be considered in our strategic decisions. Our Charter states that our stockholders have the right to amend the Bylaws.

COMMUNICATIONS WITH STOCKHOLDERS OR OTHER INTERESTED PARTIES
We have established several means for stockholders or other interested parties to communicate their concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chair of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chair of our Nominating and Corporate Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our

Secretary at our headquarters address. Stockholders or other interested parties who wish to communicate with our Board Chair or with the non-management directors as a group may do so by writing to our Board Chair at our headquarters address.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices and the decisions made with respect to compensation for 2020 for our President and Chief Executive Officer (“CEO”), Chief Financial and Administrative Officer (“CFO”) and three other most highly compensated executive officers as of December 31, 2020 (our “NEOs”).
Executive Summary
Notwithstanding the disruption to the office sector in 2020, Piedmont continued its track record of delivering Core FFO growth for eight out of the last nine years, generating $0.10 of additional Core FFO per share, or approximately a 6% increase, for the year ended December 31, 2020, as compared with the year ended December 31, 2019. From an operational perspective, shelter-in-place orders during the second quarter of 2020 brought new tenant leasing activity to a virtual standstill. However, despite this challenging environment, we executed over 1.1 million square feet of leasing for the year, the majority of which related to renewals for existing tenants. 2020 was a successful year from a transactional perspective. We exited two non-core markets, Philadelphia and Northern New Jersey, and recycled proceeds into two Sunbelt markets on an accretive basis. These transactions allowed us to continue to realize the benefits of further concentrating our portfolio in unique, mixed use, amenity-rich submarkets that are in close proximity to major education centers and transportation nodes. Net income for the year ended December 31, 2020 was $232.7 million, reflecting significant gains as a result of the disposition activity noted above. Our Total Stockholder Return (“TSR”) for 2020 ranked in the upper half of our peer group (see Market Reference Data below). Despite these accomplishments, we fell short of our ambitious new leasing and transactional goals that were established by the board at the beginning of 2020, prior to the onset of the COVID-19 pandemic, resulting in 2020 STIC program payouts at levels 26% below target, or 35% lower than the previous year, for our Chief Executive Officer and most of our other NEOs.
During the year ended December 31, 2020, our Compensation Committee also made deferred stock awards pursuant to our 2019 Long Term Incentive Compensation (“LTIC Plan”). For the three-year performance period ended December 31, 2019, our TSR was 24.2% and ranked in the top-quartile compared to our peers, resulting in a payout at maximum level for the performance share component of our LTIC plan. For the annual deferred stock component of our LTIC plan, we performed above target for two of the three quantitative metrics as set forth under “Long-term Incentive Compensation, Annual Deferred Stock Grant” below. The third quantitative target, general and administrative expense compared to budget, was not met due to increased accruals associated with the Company’s performance share plan as a result of the Company’s top quartile stock performance for the 2019 calendar year. Therefore, the Compensation Committee and board of directors approved achievement of the board discretion component of the 2019 Long Term Incentive Compensation (“LTIC”) Plan at above target level, resulting in awards ranging from 91-104% of target levels in February of 2020.
Consideration of “Say on Pay” Voting Results and Compensation Best Practices
At our 2020 annual meeting, we held a stockholder advisory vote on the compensation of our NEOs. Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 96% of stockholder votes cast in favor of our “say on pay” resolution. Based on these results, we believe our programs are effectively designed and working well in alignment with the interests of our stockholders. Further, we believe that our compensation programs include a number of best practices such as:
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Our compensation of our Chief Executive Officer generally places a greater emphasis (79%) on variable, performance-based compensation than typical market practice;

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52% of our Chief Executive Officer’s pay opportunity is in the form of long-term, equity based compensation;

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50% of the target for our LTIC Plan is delivered in the form of performance shares, which are earned based on our multi-year TSR relative to our peers;

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All of our short-term and long-term incentive programs contain caps on payouts and minimum thresholds for awards.

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The quantitative metrics of our STIC program and the Annual Deferred Stock Unit portion of our LTIC programs are tied to operational, financial, or market performance measures derived from our annual business plan, and our Compensation Committee reserves the right to decrease payouts for these programs in their discretion;;
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Our employment agreements with our Chief Executive Officer, Chief Financial and Administrative Officer and all other officers with employment agreements contain “clawback” provisions, which require them to reimburse us for incentive-based compensation they have received if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws (see “Executive Clawback Provisions” below for further details);

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Our NEOs and directors are required to meet stock ownership guidelines;

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Our Insider Trading Policy prohibits hedging and pledging of our stock by our executive officers and directors;

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We award minimal perquisites and no supplemental executive benefits to our NEOs; and

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We do not provide tax gross ups to our NEOs.

As a result of the above considerations, our Compensation Committee decided to retain our general approach to executive compensation for 2020, which links the compensation of our NEOs to our operating objectives and emphasizes the enhancement of TSR.
Compensation Philosophy and Objectives
We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined individual and company goals, including, among others, TSR relative to a comparative peer group as further described below.
The objectives of our executive compensation programs are:
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to attract and retain candidates capable of performing at the highest levels of our industry;

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to create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective predetermined metrics;

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to reflect the qualifications, skills, experience and responsibilities of each NEO;

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to link incentive compensation levels with the creation of stockholder value;

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to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership; and

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to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation Committee Responsibilities
Our executive compensation program is administered by the Compensation Committee. The Compensation Committee sets the overall compensation strategy and compensation policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our strategy.
With respect to the compensation of our Chief Executive Officer, the Compensation Committee is responsible for:
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reviewing and approving our corporate goals and objectives with respect to the compensation of the Chief Executive Officer;

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evaluating the Chief Executive Officer’s performance in light of those goals and objectives; and

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determining the Chief Executive Officer’s compensation (including annual base salary level, annual cash bonus, long-term incentive compensation awards, perquisites and any special or supplemental benefits) based on such evaluation.

With respect to the compensation of NEOs other than the Chief Executive Officer, the Compensation Committee is responsible for:
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reviewing and approving the compensation; and

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reviewing and approving grants and awards under all incentive-based compensation plans and equity-based plans.

Role of the Compensation Consultant
To assist in establishing our 2020 compensation plans and analyzing competitive executive compensation levels for 2020, the Compensation Committee utilized the services of FPL Associates L.P. (“FPL”), a nationally recognized compensation consulting firm. FPL was not engaged by management to perform any work on its behalf during 2020 and the Compensation Committee considered FPL to be independent with regard to services performed on its behalf during 2020.
During 2020, FPL provided advice and recommendations regarding our short and long term incentive compensation plans for our employees, including our NEOs. In addition, FPL provided our Compensation Committee input on our director compensation program, competitive market compensation data and recommendations for target pay levels for each component of our 2020 executive compensation program.
The FPL compensation consultant periodically attended Compensation Committee meetings as requested by the Compensation Committee and consulted with our Compensation Committee Chair, our Director of Human Resources, our Chief Executive Officer, and our Chief Financial Officer as directed by the Compensation Committee on compensation related issues.
Compensation Consultant Independence Assessment
During 2020, the Company requested and received information from FPL addressing its independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that FPL is independent and that the work of FPL did not raise any conflict of interest.
Role of Executive Officers in Compensation Decisions
Our Chief Executive Officer reviews the performance of each of the other NEOs and considers the recommendations of our independent compensation consultant with regard to each of the other NEOs. Based on this review and input, he makes compensation recommendations to the Compensation Committee for all of the NEOs other than himself, including recommendations for performance targets, base salary adjustments, the discretionary components of our short-term cash incentive compensation, and long-term equity-based incentive awards. The Compensation Committee considers these recommendations along with data and input provided by our independent compensation consultant. The Compensation Committee retains full discretion to set all compensation for the executive officers.

Market Reference and Benchmark Compensation Data
In October 2020, FPL provided our Compensation Committee with a competitive market analysis of four of our 2020 NEOs’ pay level relative to the practices of a peer group of 11 public REITs. The peer group includes companies that either primarily invest in office properties or are diversified REITs whose portfolio includes significant office assets. In addition, companies that were recommended were generally no less than half the size and no more than two and a half times as large as Piedmont. The following table provides the names and estimated financial information for each peer company at the time the Compensation Committee reviewed the market data in October 2020 ($ in millions):
Company	Implied Equity Market Capitalization ($)	Total Capitalization ($)	Sector
Brandywine Realty Trust	1,773.9	3,999.4	Office
Columbia Property Trust, Inc.	1,248.8	2,960.7	Office
Corporate Office Properties Trust	2,690.3	4,767.6	Office
Cousins Properties Incorporated	4,247.6	6,271.2	Office
Easterly Government Properties, Inc.	2,020.3	2,921.4	Office
Equity Commonwealth	3,242.6	3,390.8	Office
Highwoods Properties, Inc.	3,583.2	5,971.5	Office
Lexington Realty Trust	2,924.7	4,414.8	Industrial
Mack-Cali Realty Corporation	1,265.5	4,378.5	Office
Paramount Group, Inc.	1,717.2	6,223.1	Office
Washington Real Estate Investment Trust	1,657.9	2,740.1	Diversified
Median	2,020.3	4,378.5
Piedmont Office Realty Trust, Inc.	1,710.2	3,333.4	Office
The above companies are consistent with the peer group used for market comparison in 2019. The overall composite of the peer group is constructed so that Piedmont is at the approximate median in terms of implied market capitalization.
We apply our compensation policies to all of our NEOs on the same basis, with differences in compensation opportunities between each of our executive officers reflecting each of the officers’ roles, responsibilities and personal performance within our Company, as well as market pay practices. In October 2020, FPL provided our Compensation Committee with an analysis of four of our NEO’s 2020 target pay opportunity and 2019 reported pay relative to the compensation paid to executives employed by the peer group above in comparable positions. Mr. Wells was not included in the analysis as he became an NEO after the analysis was prepared. The analysis utilized the most recently filed proxy for each company in the peer group and FPL’s proprietary compensation database. The pay opportunity of our CEO and CFO was benchmarked to the peer group based on other CEOs and CFOs as disclosed in 2020 proxy statements. Both proxy data and supplemental peer group data for applicable benchmark peers based on FPL’s proprietary compensation database were utilized for Mr. Kollme and Mr. Wiberg’s pay analysis. Benchmark peer data used to compare each of our NEOs’ compensation was as follows:

Total 2020 Benchmark Compensation(1)
(in thousands)		25th Percentile	50th Percentile	75th Percentile	Average
President and Chief Executive Officer	Proxy Data of Peer Group	$4,055	$4,912	$5,162	$5,017
EVP, Chief Financial and Administrative Officer	Proxy Data of Peer Group	$1,747	$2,076	$2,210	$2,059
EVP — Capital and Strategy	Proxy and Supplemental Data of Peer Group	$854	$1,173	$1,646	$1,289
EVP — Northeast Region and Co-Head of Development	Proxy Data and Supplemental Data of Peer Group	$963	$1,216	$1,596	$1,402

(1)
Total 2020 Benchmark Compensation includes base salary, annual short-term cash incentive, eligible long-term equity incentives and other miscellaneous income and is based on actual 2019 compensation reported by peer companies.

In addition to considering market reference data set forth above in making decisions about our NEOs’ compensation opportunities and actual compensation to be paid, the Compensation Committee considers other factors such as each executive officer’s experience, scope of responsibilities, performance and prospects; internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities; and individual performance of each NEO during their tenure with Piedmont.

Employment and Other Agreements with our Named Executive Officers

Employment Agreements
We are currently party to employment agreements with Messrs. Smith, Bowers, and Kollme. Mr. Bowers’ agreement was originally entered into in 2007 and Messrs. Smith and Kollme’s agreements were entered into during 2019. Each of these agreements renew annually unless either party gives 90 days written notice prior to the end of the renewal term or his employment otherwise terminates in accordance with the terms of the agreement. Significant terms include executive clawback provisions and severance in the event of certain circumstances as further described below.
Executive Clawback Provisions
All of our NEOs that are subject to employment agreements have clawback provisions. If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, Messrs. Smith, Bowers, and Kollme’s agreements contain provisions that provide for the executive to reimburse us, to the extent required by Section 304 of the Sarbanes-
Oxley Act of 2002, for any incentive-based (whether cash or equity-based) compensation received by the executives from us during the 12-month period following the first public issuance or filing with the SEC (whichever occurs first) of the financial document embodying such financial reporting requirement. In addition, each executive will reimburse us for any profits realized from the sale of our securities during that 12-month period.
Severance
Messrs. Smith, Bowers, and Kollme’s employment agreements entitle them to receive severance payments under certain circumstances in the event that their employment is terminated. These circumstances and payments are described below under “Potential Payments Upon Termination or Change of Control.” Our Compensation Committee believes that these severance payments were an important factor in attracting these individuals to join our Company and/or are an important factor in their retention. The agreements with these individuals do not provide for tax “gross ups” in the event such payments are made.

Elements of 2020 Executive Compensation

Base Salary
Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary. The following items are generally considered by the Compensation Committee when determining base salary annual increases; however no particular weight is assigned to an individual item:
➢
market data provided by the compensation consultant;

➢
comparability to compensation practices of other office REITs of similar size;

➢
our financial resources;

➢
the executive officer’s experience, scope of responsibilities, performance and prospects;

➢
internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects; and

➢
individual performance of each NEO during the preceding calendar year.

In February of 2020, FPL recommended that, in light of strong 2019 performance, Mr. Smith’s 2020 salary be increased to $600,000 to better align his compensation with higher peer group levels. In addition, FPL recommended that Mr. Bowers’ salary remain flat as his compensation was already generally aligned with the top quartile of the peer group and that all other NEOs should receive modest increases following several years of generally remaining flat. After considering the recommendations made by FPL, as well as the Chief Executive Officer’s feedback regarding individual performance on all NEOs other than himself, our Compensation Committee approved 2020 base salaries for our NEOs in accordance with FPL’s recommendations.

Short-Term Cash Incentive Compensation Plan
We provide an annual STIC Plan for our NEOs that sets forth target cash incentive payments as a percentage of each NEO’s base salary as follows:
	Annual Short-Term Cash Incentive Compensation as a % of Base Salary
Name and Position	Threshold	Target	Maximum
C. Brent Smith President and Chief Executive Officer	67.5%	135%	202.5%
Robert E. Bowers EVP — Chief Financial Officer and Administrative Officer	50%	100%	150%
Christopher A. Kollme EVP — Capital and Strategy	50%	100%	150%
George M. Wells EVP — Real Estate Operations	35%	70%	105%
Robert K. Wiberg EVP — Northeast Region and Co -Head of Development	35%	70%	105%
The actual amounts earned under the STIC Plan may be greater or less than the NEO’s respective target based on actual performance against the performance goals established by the Compensation Committee at the beginning of each year, as well as assessment of each NEO’s personal contributions and performance for the year. The following table sets forth the relative weighting of each of the performance goals established by the Compensation Committee for the 2020 STIC Plan:
NEO 2020 Short Term Incentive Plan
All of the performance measures established by the Compensation Committee for 2020 were based on specific corporate metrics measured on a quantitative basis, with the exception of the Board Discretion/ Individual Performance measure which the Compensation Committee considered on a qualitative basis. Those qualitative considerations included, but were not limited to, the Chief Executive Officer’s assessment of each NEO’s performance other than his own, as well as the board’s assessment of certain overall corporate goals, such as relative ESG performance as compared to our peers. The performance goals that the Compensation Committee established for each of the quantitative metrics were derived from critical components of our annual business plan and were considered achievable, but not without above average performance. 2020 target and actual performance for each of the STIC performance goals were as follows:
Performance Measure	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Actual Performance	Over(Under) Performance
Core FFO per share	$1.8640	$1.9617	2.06	$1.8947	(3.4)%
Balance Sheet Management:
Maintain year end debt-to- EBITDA ratio below 6x		Achieve or not	Maximum if all 3 balance sheet management goals are achieved	5.8x	Achieved(1)
Maximum debt % (Debt/ Gross Asset Value)		less than or equal to 40% at end of year		34.4%	Achieved(1)
Ladder maturities (excludes line of credit)		less than or equal to 30% per annum		less than or equal to 30% per annum	Achieved(1)
Weighted Average Committed Capital Per Square Foot Leased Relative to Budget
New	$10.70	$9.73	$8.76	$8.48	Max
Renewal	$5.69	$5.17	$4.65	$3.77	Max
Leasing Targets: (in square feet)
New SF Leasing(2)	698,250	931,000	1,163,750	242,934	Below Threshold
Renewal SF Leasing(2)	844,500	1,126,000	1,407,500	1,196,236	6.2%
Capital Allocations/ Markets (in millions)
Acquisitions	$303.0	$404.0	$505.0	$50.6(3)	Below Threshold
Dispositions	$588.1	$784.1	$980.1	$490.0	Below Threshold
Board Discretion/ Individual Performance		Qualitative		Qualitative	Target

(1)
Maximum Achievement is attained if all three balance sheet components are met.

(2)
Excludes executed leases for less than a one-year term.

(3)
For purposes of the analysis, the acquisition of The Galleria Office Towers that closed on February 12, 2020 was considered a 2019 transaction.

Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a key factor for equity analysts and when present or potential stockholders make investment decisions about our securities. See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO on pages 41 and 42 of our Annual Report on Form 10-K for the year ended December 31, 2020. Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting. Core FFO per share for the year ended December 31, 2020 was negatively impacted by delayed leasing and charges related to collectibility issues, both of which were a direct result of the COVID-19 pandemic.
Balance Sheet Management is important because maintaining the appropriate capital structure, including the magnitude of total debt, mix of unsecured vs secured debt, impact upon Net Debt to EBITDA ratio, compliance with debt covenants, debt to gross assets ratio, and laddering of maturities is critical to the overall financial strength of the Company. Additionally, as a Real Estate Investment Trust (“REIT”), we are required to pay out 90% of our taxable income each year in the form of dividends to our stockholders. Therefore, we must constantly manage credit ratios and proactively seek new sources of capital for our Company which requires careful management of the magnitude, timing, and cost of our borrowings. Individual metrics are measured as “Achieved” resulting in full target payout or “Not Achieved” resulting in no payout; however, if all metrics are achieved, then the maximum award is deemed earned, based on relative weighting.
Weighted Average Committed Capital Per Square Foot measures the future capital outlays that our management team has committed to in order to execute leases during the current year. This metric serves as a cross-check to ensure that management does not trade long-term capital expenditures to achieve leasing goals. The target performance level for this metric is based on goals for commitments that are market specific and the weighted average performance goal is a function of the level of actual leasing activity in our respective markets. Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting.
Leasing Targets are important as managing lease renewals, leasing up vacant space, and keeping our portfolio as fully leased as possible directly impacts our cash flow, financial results, and long-term growth of our FFO and value of our equity securities. Targets are directly tied to our annual business plan. Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting. As mentioned above, new leasing for the year ended December 31, 2020 was negatively impacted by the COVID-19 pandemic as tours of office space came to a virtual standstill for several months. As a result, we did not achieve threshold performance compared to our new leasing target that was established at the beginning of 2020.
Capital Allocations/Markets refers to how we allocate our capital resources, whether it be to acquire new properties or to repurchase shares of our common stock, and is important because it impacts our strategic goals, including the overall composition and quality of our portfolio of assets, as well as our competitiveness within each of our markets. The quality of our portfolio and our management team’s ability to allocate capital resources effectively are two factors that equity analysts and present or potential stockholders consider when they assess our overall enterprise value. Any shortfall in our capital acquisitions target may be offset on a dollar for dollar basis by share repurchases pursuant to our board approved stock repurchase program. Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting. Transactional activity was unusually low during the year ended December 31, 2020 as a result of the COVID-19 pandemic and as a result, we did not achieve threshold performance in either the acquisition or disposition category.
The Board Discretion component is considered important as it allows the Compensation Committee to appropriately reward aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics, including progress regarding environmental and social goals and diversity and inclusion initiatives. For 2020, our Compensation Committee and the board of directors considered management’s well timed strategic decision to increase portfolio investments in Sunbelt markets and dispositions in gateway markets; management’s efforts to protect the health and safety of the Company’s tenants, employees, and vendors during the COVID-19 pandemic; the Company’s achievement of rental collection rates among the highest in its peer group during the COVID-19 pandemic; and advances in the Company’s ESG and diversity and inclusion initiatives. As a result of these considerations, our Compensation Committee and the board of directors determined to assess the achievement of the board discretion component within our NEOs STIC Plan at target level, resulting in an overall calculated STIC payout at 74.42% of target for the year. Individual awards are subject to further adjustment based on the CEO’s assessment of each officer’s individual performance, including attainment of department-specific goals and performance above expected goals, as well as response to challenges caused by the pandemic.
Actual awards are calculated based on performance against the above metrics with performance below threshold for an individual component resulting in no payout for that particular component and out performance for each component being capped at 150%. In February 2021, after (i) reviewing the results of the quantitative performance measures as set forth in the table above; (ii) considering the Chief Executive Officer’s assessment of each of the other NEO’s performance; and (iii) assessing the Chief Executive Officer’s performance, the Compensation Committee determined actual awards for the 2020 performance period for each individual NEO as follows:
Name	2020 Target Annual Incentive ($)	2020 Actual Annual Incentive ($)	2020 Actual Annual Incentive as a % of Target
Mr. Smith	810,000	600,000	74%
Mr. Bowers	450,000	335,000	74%
Mr. Kollme	358,750	235,000	66%
Mr. Wells	220,500	235,000	107%
Mr. Wiberg	243,950	185,000	76%

Long-Term Incentive Compensation Plan
The objective of our LTIC Plan is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs, as well as our broader employee base, to balance long-term company performance with short-term company goals and to foster employee retention. Each NEO’s annual LTIC target opportunity is divided equally between a Performance Share Program and an Annual Deferred Stock Unit Opportunity. The following table sets forth the relative weighting of each of the performance goals established by the Compensation Committee for the LTIC Plan:

NEO Long-Term Incentive Compensation Plan:
50% Performance Share Program/50% Deferred Stock Unit Opportunity
Performance Share Program. Approximately half of our NEOs’ LTIC opportunity relates to a multi-year performance share compensation program (the “Performance Share Program”). The purpose of the Performance Share Program is to motivate and reward long term performance. Participants are provided with the opportunity to earn shares of Piedmont stock based on our TSR performance relative to a broad, pre-determined peer group over a three-year performance period. Performance cycles overlap, with a new three-year performance cycle beginning each year. The TSR Percentile Rank for each active plan will continue to change throughout the respective performance period. After the end of each three-year performance period, any earned awards will be paid by the Company based upon actual relative performance against the board-determined peer group. A grant date for each Performance Share Program is established when the Compensation Committee and the board of directors approve the multi-year plan. In accordance with SEC rules, the grant date fair value of the Performance Share Program, assuming target performance over the applicable three-year period, is included in the Summary Compensation Table in the year of grant. As such, the following discussion pertains to the 2020-22 Performance Share Program.
The peer group for the 2020-22 Performance Period was established at the beginning of the 2020 calendar year and included the same companies that were used for the 2019-21 plan other than the removal of TIER REIT due to its acquisition by Cousins Properties and the addition of JBG Smith, an office peer in one of the Company’s major markets. The peer group used for the performance share plan includes most of the same companies that our compensation consultant used for market reference and benchmarking purposes in October of 2020 (See “Market Reference and Benchmark Compensation Data” above) with the exception of Easterly Government Properties, Inc. and Lexington Realty Trust, which were not included in the 2020-22 Performance Share peer group because Easterly focuses primarily on governmental tenants and Lexington’s portfolio consists of industrial properties. Douglas Emmett, Inc., Empire State Realty Trust, Inc., Franklin Street Properties Corp., Hudson Pacific Properties, Inc., JBG Smith, and Kilroy Realty Corporation were not included in the “Market Reference Data” analysis compiled by our compensation consultant because either they did not fit the desired size profile or the compensation consultant felt that the cost of living was too disparate with Atlanta, where most of our executives reside, and would unfairly skew the market compensation data used for comparison purposes.

Due to the COVID-19 pandemic’s negative impact on Piedmont’s absolute TSR, as well as our peers’, during 2020, our Compensation Committee, acting upon advice from our independent compensation consultant, determined that all performance plans beginning in or after 2021 will include an absolute TSR modifier that will cap or reduce calculated payouts when TSR for the respective performance period is negative.

Participants in the Performance Share Program have a defined target award expressed as a number of shares. The target number of shares established for each participant may be earned if Piedmont’s TSR is at the median of the peer group, up to 200% of target may be earned if Piedmont’s TSR is at or above the 75th percentile of the peer group, and 50% of target may be earned if Piedmont’s TSR at the 25th percentile of the peer group. No shares are earned if Piedmont’s TSR is below the 25th percentile. If our return is between the 25th and 75th percentile, the payout will be determined by linear interpolation. The following table sets forth the status of each active Performance Share Plan as of December 31, 2020:
	TSR Percentile Rank as of December 31, 2020	Actual or Estimated Payout Percentage of Target Based on Percentile Rank as of December 31, 2020
2018 – 20 Performance Share Plan	75.0%	200% (Actual)
2019 – 21 Performance Share Plan	60.0%	140% (Estimated)
2020 – 22 Performance Share Plan	56.0%	125% (Estimated)
For the range of shares that could be earned by each NEO for the 2020 – 22 performance period, see the Grants of Plan Based Awards Table under 2020 Executive Compensation Tables below.
Annual Deferred Stock Unit Opportunity. The other half of our NEOs’ LTIC opportunity is based upon an annual targeted dollar value of deferred stock units, as determined by the Compensation Committee, that considers four performance measures. While such measures establish a framework for the Compensation Committee to evaluate performance, the actual award is ultimately established by the Compensation Committee in its sole discretion irrespective of actual performance. As such, a grant date for accounting purposes is not established until the Compensation Committee has reviewed the Company’s actual performance against the metrics, determined the value of stock to be awarded, noted the current market value of stock, and exercised its discretion to determine the pool of shares to be awarded. This process normally occurs during the calendar year following the performance period after year-end audit results are available. In accordance with SEC rules, therefore, the deferred stock units awarded pursuant to this component of our LTIC plan are included in the Summary Compensation Table in the calendar year of the award, which is subsequent to the performance period. As such, the following discussion pertains to the annual deferred stock unit award made in calendar 2020 based on the 2019 performance period.

The performance targets that the Compensation Committee established for the quantitative metrics for the 2019 performance period directly correlate to the Company’s annual business plan and were considered achievable, but not without above average performance. The following table sets forth the target goals for each of the quantitative measures as well as the actual results for each performance measure (dollars in millions except for per share amounts):
	2019 Goal
Measure	Threshold	Target	Maximum	Actual
Core FFO (per share)	$1.65	$1.74	$1.83	$1.79
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget (in millions)	$176.8	$196.4	$216.0	$215.4
Actual General and Administrative Expense Relative to Budget (in millions)	$36.7	$33.4	$30.1	$37.9
Board Discretion/Individual Performance	Qualitative	Qualitative	Qualitative	Above Target
Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a key factor for equity analysts and when present or potential stockholders make investment decisions about our securities. See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO on pages 32 – 34 of our Annual Report on Form 10-K for the year ended December 31, 2019.
Actual Adjusted Funds from Operations (“AFFO”) Before Capital Expenditures vs Budget is a non-GAAP financial measure that more closely mirrors the actual cash flow generated by the company in that it removes certain non-cash revenue and expense items such as the effect of straight-line rents which are not adjusted when computing FFO in accordance with the definition established by NAREIT. AFFO is considered important because it measures the Company’s ability to fund dividends and debt repayments, as well as acquisitions and other capital expenditures.
Actual General and Administrative Expense Relative to Budget is a non-GAAP financial measure that is considered important because it measures how efficiently we manage our controllable overhead expenses such as corporate labor, professional services, and stockholder communication expenses, among others.
The Board Discretion component allows the Compensation Committee to appropriately recognize aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics, including progress regarding environmental and social goals and diversity and inclusion initiatives. For the 2019 deferred stock grant opportunity, the Compensation Committee and the board of directors considered the quantitative measures that were approved at the beginning of the performance period, recognizing that the management team exceeded two of the three metrics. The third quantitative target, general and administrative expense compared to budget was not met due to increased accruals associated with the Company’s performance share plan as a result of the Company’s top quartile stock performance for the 2019 calendar year. Therefore, the Compensation Committee and board of directors unanimously approved a 5% increase to the Board Discretion component, thereby increasing award payouts by 5% of target.

Each individual NEO’s targeted number of shares was established by the Compensation Committee based on recommendations from our compensation consultant and our former Chief Executive Officer for each NEO, other than himself, regarding comparability with awards to officers of our peer group of office REITs as well as taking into consideration each officer’s salary and experience level. The actual number of shares that each individual NEO was eligible to earn was determined by the Compensation Committee after considering performance against the above metrics according to the following scale:
Measure	Adjustment Factor	Incentive Available to be Earned Based on Actual Performance (as a Percentage of Target)		Relative Weighting
		Threshold	Maximum
Core FFO per share to Budget	Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting	50%	150%	25%
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Actual General and Administrative Expense Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Board Discretion/ Individual Performance	Qualitative			25%
After considering the metrics above, as well as our CEO’s evaluation of the performance of each NEO other than himself, on February 19, 2020 the Compensation Committee determined the number of deferred stock units to be granted to each of our NEOs pursuant to the 2019 Deferred Stock Unit Opportunity. See “Grants of Plan Based Awards for 2020” table below for information on the number of deferred stock units granted to each of the NEOs during 2020. For the awards granted, 25% vested immediately, while the remaining 75% vests in 25% increments over the next three years on the grant anniversary date. Any dividend equivalent rights are paid out upon vesting of the underlying shares.
To date, LTIC awards have only been granted in the form of performance shares or deferred stock units pursuant to the Amended and Restated 2007 Omnibus Incentive Plan approved by our stockholders. The Compensation
Committee has determined that, as a REIT, the grant of such awards is appropriate because our high dividend distribution requirements lead to a significant portion of our total stockholder return being delivered through our dividends. Although our Amended and Restated 2007 Omnibus Incentive Plan permits the issuance of other types of equity awards, including stock options, we have never issued stock options to any of our employees, including our NEOs, and anticipate that any future equity awards granted will continue to be similar in form to our previous awards. Further, our Compensation Committee has prohibited the cash buyout of underwater options, should any options ever be issued. Although we have not attached specific holding periods for our equity-based awards, in general our equity-based awards vest or are earned over a three year period. In addition, each of our executive officers, including our NEOs, is subject to stock ownership requirements (see Stock Ownership Guidelines below). We feel that appropriately designed equity-based awards, particularly those with future vesting provisions, promote a performance-focused culture and align our employees’ interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.
Benefits
All of our NEOs currently participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability, long-term care and life insurance, and our 401(k) plan that are generally available to the rest of our employees. We do not have any special benefits or retirement plans for our NEOs.

Stock Ownership Guidelines

Our board of directors has established stock ownership guidelines whereby our NEOs are required to own stock equal to the lesser of shares with a value equal to a specified multiple of their base salary or a specific number of shares as follows:
	Lesser Of:
	Multiple of Salary	Shares of Stock
President and Chief Executive Officer	5x	195,000
EVP — Chief Financial Officer and Chief Administrative Officer	3x	75,000
EVP — Capital and Strategy	2x	30,000
EVP — Real Estate Operations	2x	30,000
EVP — Northeast Region and Co-Head of Development	2x	30,000
Each of our NEOs, other than Mr. Smith who was promoted to Chief Executive Officer in July of 2019, has met his respective ownership requirement. Mr. Smith has until July 2025 to meet his ownership requirement and he is required to hold 60% of the net shares he is granted by us as compensation until his ownership requirement is met. All of our NEOs are required to hold any shares they receive pursuant to our 2007 Omnibus Incentive Plan for a minimum of one year after vesting.
In addition, each member of our board of directors is required to own the lesser of 15,000 shares or $250,000. All of our directors currently meet this requirement, with the exception of Mr. Cohen who recently joined our board and will have until March 2026 to meet the requirement.

Hedging, Pledging and Insider Trading Policy

Our insider trading policy prohibits our employees, officers and directors from hedging their ownership of our stock, including a prohibition on short sales and buying or selling of puts and calls. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information including, among other things, information concerning data securities breaches or other cyber security events impacting the Company or any of its substantial tenants or business partners.
Our insider trading policy also prohibits our executive officers and directors from pledging our securities or otherwise using our securities as collateral. None of our executive officers or directors holds any of our stock subject to pledge.

Impact of Regulatory Requirements on Compensation

The Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Section 162(m) of the Code limits to $1.0 million a publicly held company’s tax deduction each year for compensation to any “covered employee.” As a REIT, to the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary, whose income is subject to federal income tax, would result in an increase in income taxes due to the inability to deduct such compensation.
Substantially all of the services rendered by our NEOs were performed on behalf of our operating partnership or its subsidiaries. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we have no reason to believe that the same conclusion would not apply to us. To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives related to their performance.
Because we qualify as a REIT under the Code, we generally distribute at least 90% of our net taxable income (excluding any net capital gain) each year and, therefore, do not pay federal income tax. As a result, and based on the level of cash compensation paid to our executive officers as a result of their services performed on behalf of our operating partnership, the recently enacted amendment to Section 162(m) that eliminates the exception to the limitation on the federal tax deduction does not have a material impact on us.
Although we and the Compensation Committee are mindful of the limits imposed by Section 162(m), even if Section 162(m) applies to certain compensation packages, we nevertheless reserve the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

2020 EXECUTIVE COMPENSATION TABLES

The following tables set forth information concerning the compensation of our NEOs for the three years ended December 31, 2020, reported in accordance with SEC rules.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
C. Brent Smith President and Chief Executive Officer	2020	600,000	1,974,037(2)	600,000	19,686(5)	3,193,723
	2019	499,007	3,781,716(3)(6)	895,000	19,156	5,194,879
	2018	350,000	630,716(4)	494,000	18,750	1,493,466
Robert E. Bowers Executive Vice President and Chief Financial and Administrative Officer	2020	450,000	1,229,412(2)	335,000	26,186(5)	2,040,598
	2019	457,500	1,168,437(3)	540,000	25,156	2,191,093
	2018	465,000	1,149,366(4)	541,000	24,750	2,180,116
Christopher A. Kollme Executive Vice President — Capital & Strategy	2020	358,750	451,447(2)	235,000	13,186(5)	1,058,383
	2019	350,000	439,726(3)	375,000	4,906	1,169,632
	2018	350,000	434,137(4)	365,000	4,875	1,154,012
George M. Wells Executive Vice President — Real Estate Operations
	2020	315,000	391,466(2)	235,000	26,186(5)	967,652
Robert K. Wiberg Executive Vice President — Northeast Region and Co-Head of Development	2020	348,500	451,447(2)	185,000	26,186(5)	1,011,133
	2019	340,000	439,726(3)	275,000	25,156	1,079,882
	2018	330,000	434,137(4)	250,000	24,750	1,038,887

(1)
In accordance with SEC rules, the stock award column includes the annual deferred stock grant and the estimated aggregate grant date fair value of the Performance Share Component of our LTIC program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “Stock Vested” table below for the value of actual stock awards that vested during the year ended December 31, 2020.

(2)
Represents the aggregate grant date fair value of potential awards under the 2020-22 Performance Share Program at target levels and the deferred stock awards granted in 2020 for 2019 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2019 annual deferred stock award granted in 2020 was based on the closing price of our common stock on the February 19, 2020 grant date of $24.41 per share. The aggregate grant date fair value of the 2020 Performance Share Program was based on an estimated fair value per share as of the March 19, 2020 grant date of $25.83 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2020 – 22 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $2,498; Bowers — $1,549; Kollme -$583, Wells — $533, and Wiberg — $583.

(3)
Represents the aggregate grant date fair value of potential awards under the 2019-21 Performance Share Program at target levels and the deferred stock awards granted in 2019 for 2018 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2018 annual deferred stock award granted in 2019 was based on the closing price of our common stock on the May 3, 2019 grant date of $21.04 per share. The aggregate grant date fair value of the 2019 Performance Share Program was based on an estimated fair value per share as of the May 3, 2019 grant date of $29.43 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2019-21 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $4,756; Bowers — $1,301; Kollme — $490 , and Wiberg — $490.

(4)
Represents the aggregate grant date fair value of potential awards under the 2018-20 Performance Share Program at target levels and the deferred stock awards granted in 2018 for 2017 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with FASB ASC Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2017 annual deferred stock award granted in 2018 was based on the closing price of our common stock on the May 17, 2018 grant date of $17.84 per share. The aggregate grant date fair value of the 2018 Performance Share Program was based on an estimated fair value per share as of the May 17, 2018 grant date of $23.52 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2018 – 20 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $461; Bowers — $1,252; Kollme — $461, and Wiberg — $461.

(5)
All other compensation for 2020 was comprised of the following:

Name	Matching Contributions to 401(k) ($)	Premium for Company Paid Life Insurance ($)	Total Other Compensation ($)
C. Brent Smith	19,500	186	19,686
Robert E. Bowers	26,000	186	26,186
Christopher A. Kollme	13,000	186	13,186
George M. Wells	26,000	186	26,186
Robert K. Wiberg	26,000	186	26,186
Matching contributions for 401(k) and Premium for Company Paid Life Insurance were paid pursuant to the same benefit plans offered to all of our employees.
(6)
Includes $ 2,398,788 related to a special one-time award in conjunction with Mr. Smith’s appointment as Chief Executive Officer on July 1, 2019.

Grants of Plan-Based Awards
The table below sets forth: (1) the threshold, target, and maximum of our 2020 STIC plan and of the Performance Share Component of our 2020-22 LTIC plan, and (2) the actual shares that were granted in 2020 pursuant to the Deferred Stock Component of our 2019 LTIC Plan.
	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Number of Shares of Stock
C. Brent Smith
2020 STIC Plan		$405,000	$810,000	$1,215,000
2020 LTIC Plan — 2020-22 Performance Share Component	March 19, 2020				24,178	48,356	96,712		$1,249,035(4)
2019 LTIC Plan — Deferred Stock Component	February 19, 2020							29,701(3)	$725,001
Robert E. Bowers
2020 STIC Plan		$225,000	$450,000	$675,000
2020 LTIC Plan — 2020-22 Performance Share Component	March 19, 2020				14,991	29,981	59,962		$774,409(4)
2019 LTIC Plan — Deferred Stock Component	February 19, 2020							18,640(3)	$455,002
Christopher A. Kollme
2020 STIC Plan		$179,375	$358,750	$538,125
2020 LTIC Plan — 2020-22 Performance Share Component	March 19, 2020				5,642	11,283	22,566		$291,440(4)
2019 LTIC Plan — Deferred Stock Component	February 19, 2020							6,555(3)	$160,008
George M. Wells
2020 STIC Plan		$110,250	$220,500	$330,750
2020 LTIC Plan — 2020-22 Performance Share Component	March 19, 2020				5,158	10,316	20,632		$266,462(4)
2019 LTIC Plan — Deferred Stock Component	February 19, 2020							5,121(3)	$125,004
Robert K. Wiberg
2020 STIC Plan		$121,975	$243,950	$365,925
2020 LTIC Plan — 2020-22 Performance Share Component	March 19, 2020				5,642	11,283	22,566		$291,440(4)
2019 LTIC Plan — Deferred Stock Component	February 19, 2020							6,555(3)	$160,008

(1)
Represents cash payout opportunity for 2020 under the STIC Plan. The amounts actually earned for 2020 are included in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2)
Represents the potential number of shares associated with the payout opportunity under the 2020-22 Performance Share Component of the 2020 LTIC Plan. Any amounts earned will be granted in the form of common stock in 2023.

(3)
Represents shares awarded in 2020 pursuant to the Deferred Stock Component of the 2019 LTIC Plan (year ended December 31, 2019 performance period).

(4)
Based on an estimated fair value per share as of the grant date calculated utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding unvested time-based stock awards and equity incentive plan awards held by our NEOs that had not been earned or vested as of December 31, 2020. All market values were determined by multiplying the number of shares of stock that have not vested or the number of unearned unvested shares by the closing price of our common stock on December 31, 2020 of $16.23 per share and adding the value of any unvested dividend equivalent rights as of December 31, 2020. All equity incentive programs were established pursuant to the 2007 Omnibus Incentive Plan and no options to purchase shares of our common stock have ever been awarded or granted to our NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2020
	LTIC Stock Awards
	Deferred Stock Component		Performance Share Component
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
C. Brent Smith
May 17,2018 plan award(1)(5)			19,618	$363,718
May 17,2018 award(2)(5)	5,606	$103,935
May 3, 2019 plan award(3)(6)			46,577	$824,413
May 3, 2019 plan award (Special one-time CEO award)(3)(6)			66,541	$1,177,776
May 3, 2019 award(2)(6)	9,596	$169,849
May 3, 2019 award (Special one-time CEO award)(6)(9)	38,023	$673,007
March 19, 2020 plan award(4)(7)			60,445	$1,019,103
February 19, 2020 award(2)(8)	22,275	$380,234
Total	75,500	$1,327,025	193,181	$3,385,010
Robert E. Bowers
May 17,2018 plan award(1)(5)			53,252	$987,292
May 17,2018 award(2)(5)	7,331	$135,917
May 3, 2019 plan award(3)(6)			30,941	$547,656
May 3, 2019 award(2)(6)	12,310	$217,887
March 19, 2020 plan award(4)(7)			37,476	$631,845
February 19, 2020 award(2)(8)	13,980	$238,639
Total	33,621	$592,443	121,669	$2,166,793
Christopher A. Kollme
May 17,2018 plan award(1)(5)			19,618	$363,718
May 17,2018 award(2)(5)	2,851	$52,858
May 3, 2019 plan award(3)(6)			11,644	$206,099
May 3, 2019 award(2)(6)	4,633	$82,004
March 19, 2020 plan award(4)(7)			14,104	$237,793
February 19, 2020 award(2)(8)	4,916	$83,916
Total	12,400	$218,778	45,366	$807,610
George M. Wells
May 17,2018 plan award(1)(5)			14,014	$259,820
May 17,2018 award(2)(5)	1,682	$31,184
May 3, 2019 plan award(3)(6)			8,317	$147,211
May 3, 2019 award(2)(6)	3,309	$58,569
March 19, 2020 plan award(4)(7)			12,895	$217,410
February 19, 2020 award(2)(8)	3,840	$65,549
Total	8,831	$155,302	35,226	$624,441
Robert K. Wiberg
May 17,2018 plan award(1)(5)			19,618	$363,718
May 17,2018 award(2)(5)	2,851	$52,858
May 3, 2019 plan award(3)(6)			11,644	$206,099
May 3, 2019 award(2)(6)	4,633	$82,004
March 19, 2020 plan award(4)(7)			14,104	$237,793
February 19, 2020 award(2)(8)	4,916	$83,916
	12,400	$218,778	45,366	807,610

(1)
Estimated based on Piedmont’s actual relative TSR performance for the three year performance period ended December 31, 2020. Final awards will be determined by the board during 2021 and any shares actually awarded to NEOs will vest immediately upon issuance.

(2)
Awards vest in 25% increments with 25% vesting immediately upon grant and additional 25% increments vesting on the following three anniversary dates of the grant.

(3)
Estimated based on Piedmont’s actual-to-date relative TSR performance for the three year performance period ended December 31, 2021 as of December 31, 2020. Actual awards to be paid to NEOs will be determined during 2022 based on Piedmont’s actual relative TSR performance for the three year period ended December 31, 2021 and any shares awarded will vest immediately upon issuance.

(4)
Estimated based on Piedmont’s actual-to date relative TSR performance for the three year performance period ended December 31, 2022 as of December 31, 2020. Actual awards to be paid to NEOs will be determined during 2023 based on Piedmont’s actual relative TSR performance for the three year period ended December 31, 2022 and any shares awarded will vest immediately upon issuance.

(5)
Market value of unearned shares is based on our closing stock price as of December 31, 2020 of $16.23 per share, plus $2.31 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(6)
Market value of unearned shares is based on our closing stock price as of December 31, 2020 of $16.23 per share, plus $1.47 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(7)
Market value of unearned shares is based on our closing stock price as of December 31, 2020 of $16.23 per share, plus $.63 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(8)
Market value of unearned shares is based on our closing stock price as of December 31, 2020 of $16.23 per share, plus $.84 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(9)
Awards vest on a schedule of 20% vesting on July 1, 2020, and the remaining 80% vesting ratably on each anniversary of July 1st over the following four years.

Stock Vested
The following table provides information regarding the actual number of shares vested for each of our NEOs during the year ended December 31, 2020. No options to purchase shares of our common stock have ever been awarded or granted to our NEOs.
STOCK VESTED FOR 2020
	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
C. Brent Smith	46,019	997,087
Robert E. Bowers	66,188	1,569,254
Christopher A. Kollme	25,223	599,953
George M. Wells	15,293	360,551
Robert K. Wiberg	25,489	604,667

(1)
Value realized on vesting is calculated based on the number of shares vesting on each vesting date during 2020 multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vesting.

Potential Payments upon Termination or Change of Control
As of December 31, 2020, Messrs. Smith, Bowers, and Kollme were subject to employment agreements with us (see Employment and Other Agreements with our NEOs above) that provide for a cash payment in the event of their termination without Cause, as defined in their respective employment agreements, including in the event of a change of control, or in the case of their death or disability. The cash payment is comprised of the following: (i) a pro-rated annual bonus for the year of termination based on the number of service months worked in the year divided by 12; (ii) the executive’s annual salary and average bonus (based on bonuses paid over the last three years) times 2 for Smith and Bowers or times 1 for Kollme; and (iii) two (one for Kollme) years of continuing medical benefits (one year in the case of death or disability for all). As Mr. Bowers agreement was entered into in 2007, the provisions above are also payable in the event he resigns for “Good Reason”, as defined in his agreement, including in the event of a Change in Control. Mr. Wiberg has attained the minimum retirement age, as defined under our LTIC Plan; therefore, he would be entitled to the value of any unvested deferred stock unit awards and a pro-rata portion of his outstanding Performance Share Program awards under any of the scenarios set forth in the table below. Messrs. Wells and Wiberg would be entitled to severance in the event of their involuntary termination based on their position and tenure according to the same schedule that is applicable to all of our employees.
In addition, all of the participants in our Performance Share Program (including our NEOs) are entitled to receive a pro-rata share of any unvested Performance Share Program awards (see Elements of 2020 Executive Compensation — Long-term Incentive Compensation above) in the event of their termination without Cause, resignation for Good Reason, or retirement at age 62, and all of our employees’ (including our NEOs’) unvested Deferred Stock Unit Awards vest in the event of a change of control of the Company or upon the employees’ retirement (defined as minimum age 62), death, or disability. Further, all of our salaried employees (including our NEOs) would receive the following types of payments upon termination of employment:
➢
any earned but unpaid annual salary, vacation or annual bonus for the year prior to termination;

➢
any un-reimbursed expenses;

➢
distribution of balances under our 401(k) plan;

➢
life insurance proceeds in the event of death; and

➢
disability insurance payouts in the event of disability.

The following table quantifies the potential cash or estimated equivalent cash value of amounts that would be payable to each of our NEOs under the various termination scenarios described above, assuming the event occurred on December 31, 2020:
Name	Termination Without Cause	Resignation For Good Reason	Resignation Without Good Reason(6)	Termination in the Event of Change-in- Control	Resignation in the Event of Change-in- Control(6)	Death or Disability
C. Brent Smith	6,112,475(1)	6,112,475(1)	—	6,112,475(1)	—	6,086,356(1)
Robert E. Bowers	4,051,692(2)	4,051,692(2)	2,155,454(2)	4,051,692(2)	4,051,692(2)	4,025,573(2)
Christopher A. Kollme	1,509,029(3)	1,509,029(3)	—	1,509,029(3)	—	1,509,029(3)
George M. Wells	743,233(4)	—	—	743,233(4)	—	585,733(4)
Robert K. Wiberg	973,410(5)	799,160(5)	799,160(5)	973,410(5)	799,160(5)	799,160(5)

(1)
Includes $3,365,237 representing the value of unvested equity awards that would vest upon each triggering event.

(2)
Includes $2,155,454 representing the value of unvested equity awards that would vest upon each triggering event.

(3)
Includes $799,160 representing the value of unvested equity awards that would vest upon each triggering event.

(4)
Includes $585,733 representing the value of unvested equity awards that would vest upon each triggering event.

(5)
Includes $799,160 representing the value of unvested equity awards that would vest upon each triggering event.

(6)
Employees who have attained the minimum retirement age of 62 are entitled to their unvested Deferred Stock Unit Awards and a pro-rata portion of their outstanding Performance Share Program awards in the event of their retirement/ resignation.

The estimated value of all unvested equity awards in the above table is based on our closing stock price as of December 31, 2020 of $16.23 per share, plus applicable dividend equivalent rights that would vest upon the vesting of the underlying shares. Further, the estimated value of all unvested performance share awards in the above table is based on the Company’s relative TSR performance for each performance period as of December 31, 2020.
None of our employment or other compensatory agreements provide for tax “gross ups” in the event that any of the above payments are made.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in this 2021 proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2020.
The 2020 Compensation Committee:

Frank C. McDowell (Chair)
Wesley E. Cantrell
Barbara B. Lang
Jeffrey L. Swope
Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been employed by us. None of our executive officers currently serve, or in the past three years has served, as a member of the board of directors or Compensation Committee of another entity that has one or more executive officers serving on our board of directors.

DIRECTOR COMPENSATION
We pay our non-employee directors a combination of cash and equity compensation for serving on the board of directors.
Cash Compensation

As compensation for serving on the board of directors, during 2020 we paid each of our non-employee directors an annual retainer of $65,000 ($72,500 for Audit Committee members excluding the Chair) and paid our board chair an additional $50,000 annual retainer. Additionally, we also paid annual retainers to each of our committee and sub-committee chairs in the following amounts:
➢
$20,000 to the Chair of the Audit Committee;

➢
$15,000 to the Chair of the Compensation Committee; and

➢
$10,000 to the Chair of each of our other committees and sub-committee.

All directors may receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. We do not provide any perquisites to our directors.

Non-Employee Director Equity Awards

Non-employee directors are granted an equity award pursuant to the Amended and Restated 2007 Omnibus Incentive Plan either annually or upon their initial appointment to the board of directors. The annual award is equivalent to $90,000 payable in the form of shares of our common stock and vests upon the earlier of the first anniversary of the date of grant or the next annual stockholders meeting. The amount of the award was determined based on the advice and recommendation of our compensation consultant after considering the peer group described in the Compensation Discussion and Analysis.

2020 Director Compensation Paid

The following table sets forth information regarding the compensation that we paid to any person that served as one of our non-employee directors during the year ended
December 31, 2020. Mr. Smith did not receive any additional compensation for his service as director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Kelly H. Barrett	85,000	90,000(1)	—	175,000
Wesley E. Cantrell	75,000	90,000(1)	—	165,000
Glenn G. Cohen	60,417	108,740(1)(2)	—	169,157
Frank C. McDowell	137,500	90,000(1)	—	227,500
Barbara B. Lang	65,000(4)	90,000(1)	—	155,000
Donald A. Miller, CFA(3)	24,375	—	—	24,375
Jeffrey L. Swope	75,000	90,000(1)	—	165,000
Dale H. Taysom	72,500	90,000(1)	—	162,500

(1)
Amount represents the grant date fair value for financial statement reporting purposes in accordance with FASB ASC Topic 718 and is based on the closing price of our common stock on May 13, 2020, the date of grant, of $13.76 per share. Shares granted vest on the earlier of the 2021 Annual Meeting of Stockholders or the one year anniversary of the date of grant.

(2)
Amount includes $18,740 representing the grant date fair value for financial statement reporting purposes in accordance with FASB ASC Topic 718 and is based on the closing price of our common stock on March 1, 2020, the date of grant and Mr. Cohen’s appointment to the board, of $21.59 per share. The 868 shares granted related to Mr. Cohen’s initial appointment vested on the date of the 2020 Annual Meeting of Stockholders.

(3)
Mr. Miller resigned from our Board on February 12, 2020.

(4)
Beginning January 1, 2021, Ms. Lang began receiving $10,000 annually as Chair of the ESG Sub-committee, which is not included in the 2020 Director Compensation Paid table above.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes shares remaining for future issuance under our Amended and Restated 2007 Omnibus Incentive Plan as of December 31, 2020:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	1,246,339(1)	$—	609,441
Equity compensation plans not approved by security holders	—	—	—
Total	1,246,339	$—	609,441

(1)
Includes the unvested portion of outstanding deferred stock awards as well as the maximum number of shares that could potentially be earned under the Company’s outstanding performance share programs as of December 31, 2020 even though there can be no assurance that any shares will actually be earned.

CEO PAY RATIO
Item 402(u) of Regulation S-K sets forth “CEO pay ratio” disclosure requirements that were mandated by Congress pursuant to Section 953(b) of The Dodd-Frank Wall Street Reform and Consumer Protection Act. The rule requires registrants to disclose the ratio of the median employee’s annual total compensation to their Chief Executive Officer’s annual total compensation. Our Chief Executive Officer pay ratio set forth below is a reasonable estimate that has been calculated in accordance with the SEC’s rules regarding the Chief Executive Officer pay ratio disclosure requirements.
As of December 31, 2020, we had 137 employees, with 49 of our employees working in our corporate office located in Atlanta, Georgia. Our remaining employees work in regional and/or local property management offices primarily located in our seven major markets. These employees are involved in acquiring, developing, redeveloping, leasing, and managing our portfolio of properties. Approximately 66% of our workforce is salaried, with the remaining 34% compensated on an hourly basis.
During 2020, we identified our median employee by calculating the total 2020 compensation of each of our employees, excluding our Chief Executive Officer, that was included on our December 31, 2020 payroll using the same SEC rules and methodology that were used to calculate our NEOs total compensation as set forth in the Summary Compensation Table above. For employees that were not employed by us for the entire fiscal year, wages and salaries, matching contributions to 401(k), and premiums for company paid life insurance were annualized. Other than annualizing these components, we made no other assumptions, adjustments, or estimates with respect to our employees’ total compensation and used this consistently applied compensation measure to identify our median employee.
For the year ended December 31, 2020, the total compensation of our median employee was $110,863 and our Chief Executive Officer’s total compensation as reported in the 2020 Summary Compensation Table above was $3,193,723. The resulting ratio of the total compensation of our Chief Executive Officer compared to that of our median employee for the year ended December 31, 2020 was 28.8:1.
The Summary Compensation Table includes stock grants at the estimated fair value of performance shares at target. No value will be realized unless performance targets are realized, and there is no guarantee that this amount will ultimately be earned and paid to our Chief Executive Officer.
The Chief Executive Officer pay ratio disclosed above was calculated in accordance with SEC rules based upon the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the Chief Executive Officer pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their Chief Executive Officer pay ratio. Accordingly, the Chief Executive Officer pay ratio disclosed by other companies may not be comparable to our Chief Executive Officer pay ratio as disclosed above.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
To address potential risk to our stockholders our Compensation Committee designed our compensation programs with the following characteristics:
➢
the Compensation Committee of the board of directors has discretion to adjust any non-contractual award that is earned based on achievement of performance goals. If the Compensation Committee believes that any of the targets set forth in the compensation plans has been achieved in a manner that is not consistent with the long-term best interests of the Company’s stockholders, or believes that the overall compensation to be paid under the terms of the plan is not appropriate for any reason, the Compensation Committee may adjust the calculated compensation associated with that plan accordingly;

➢
oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;

➢
a mix of compensation elements that provide focus on both short- and long-term goals as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;

➢
caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including both short and long-term incentive plans;

➢
performance goals within incentive programs that reference reportable, broad-based financial metrics;

➢
setting performance goals that are intended to be challenging yet provide employees a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum level;

➢
equity compensation awards that may be earned or vest over a number of years ensuring that our executives’ interests align with those of our stockholders over the long term; and

➢
stock ownership guidelines that require our executive officers and directors to accumulate and maintain a significant ownership interest in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons

Our Code of Ethics, which is posted on our website at www.piedmontreit.com, prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Our Audit Committee and Nominating and Corporate Governance Committee review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, these committees ensure that all such transactions are approved by a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures. There were no related-party transactions since January 1, 2020 that would require disclosure under Item 404(a) of Regulation S-K.

STOCK OWNERSHIP
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 28, 2021. Except as described below, each stockholder has sole investment and dispositive power over such shares.
Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage(5)
Directors and Named Executive Officers:
Kelly H. Barrett	24,211	0.02%
Wesley E. Cantrell	44,786	0.04%
Glenn G. Cohen	5,868	—%
Barbara B. Lang	14,959	0.01%
Frank C. McDowell	57,886	0.05%
C. Brent Smith	92,918	0.07%
Jeffrey L. Swope	112,326	0.09%
Dale H. Taysom	25,950	0.02%
Robert E. Bowers	294,191	0.24%
Christopher A. Kollme	43,679	0.04%
George M. Wells	69,992	0.06%
Robert K. Wiberg	116,174	0.09%
5% Stockholders:
The Vanguard Group, Inc.(2)	17,916,158	14.45%
Blackrock, Inc.(3)	12,990,763	10.5%
LSV Asset Management(4)	6,234,115	5.03%
All executive officers and directors as a group (17 persons)	1,124,041	0.91%

(1)
The address of each of the stockholders listed, other than The Vanguard Group, Inc, Blackrock, Inc., and LSV Asset Management is c/o Piedmont Office Realty Trust, Inc., 5565 Glenridge Connector, Suite 450, Atlanta, Georgia 30342.

(2)
As reported on Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group (“Vanguard”) on behalf of itself and its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited, Vanguard reported that, as of December 31, 2020, it had shared voting power over 402,533 shares, sole dispositive power over 17,414,528 shares, and shared dispositive power over 501,630 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. We understand that Vanguard has determined that it does not own such shares for purposes of the 9.8% ownership limitation in our corporate charter (giving effect to the ownership definitions in our corporate charter), notwithstanding that it is deemed to beneficially own such shares for purposes of SEC regulations.

(3)
As reported on Schedule 13G/A filed with the SEC on March 10, 2021 by BlackRock Inc. (“BlackRock”) on behalf of itself and its wholly owned subsidiaries, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Manager Ltd, BlackRock reported that, as of February 28, 2021, it had sole voting power over 12,572,699 shares and dispositive power over 12,990,763 shares. The address of Blackrock is 55 East 52nd Street, New York, NY 10055.

(4)
As reported on Schedule 13G/A filed with the SEC on February 11, 2021, as of December 31, 2020, LSV Asset Management had sole voting power over 4,420,915 shares and sole dispositive power over 6,234,115 shares. The address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(5)
Based on 124,028,462 shares outstanding as of February 28, 2021.

None of the shares beneficially owned by our directors or executive officers are subject to pledge and no other persons own 5% or greater of our common stock. Derivative and hedging transactions involving Piedmont stock are strictly prohibited by our Insider Trading Policy.

Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the Exchange Act, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to file reports of ownership and changes in ownership of such stock with the SEC. Based solely on our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2020.

AUDIT COMMITTEE REPORT
Report of the Audit Committee

Pursuant to the Audit Committee Charter adopted by the board of directors of Piedmont, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent registered public accounting firm and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. The 2020 Audit Committee was composed of three independent directors and met six times in fiscal year 2020. Management of Piedmont has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Piedmont, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Piedmont; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1 AU, Section 380 as adopted by the Public Company
Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations. The Audit Committee also received from and discussed with the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB relating to that firm’s independence from Piedmont and has discussed with that firm their independence. In addition, the Audit Committee considered the compatibility of non-audit services, if any, provided by the independent registered public accounting firm with the registered public accounting firm’s independence.
The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Piedmont.
In reliance on these reviews and discussions, the Audit Committee approved the audited financial statements of Piedmont and recommended to the board of directors that they be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The board of directors approved the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
The 2020 Audit Committee:

Kelly H. Barrett (Chair)
Glenn G. Cohen
Dale H. Taysom
The Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCKHOLDER PROPOSALS
In order to be eligible for presentation at our 2022 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no earlier than October 20, 2021 and no later than November 19, 2021 at the following address: Thomas A. McKean, Secretary,
Piedmont Office Realty Trust, 5565 Glenridge Connector, Suite 450, Atlanta, GA 30342. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy statement for the 2022 Annual Meeting must be received by November 19, 2021.

HOUSEHOLDING
The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont. It reduces the volume of duplicate information received at your household and helps Piedmont reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
If any stockholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at 866-354-3485, write to us at Piedmont Shareowner Services at P.O. Box 505000, Louisville, KY 40233-5000, or e-mail us at investor.services@piedmontreit.com. If you are a stockholder that receives multiple copies of our proxy materials or Notice of Internet Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

ATTENDING THE ANNUAL MEETING
Our Annual Meeting will be held on May 11, 2021 and will be accessible via live webcast on the internet at: www.meetingcenter.io/284334132 (password: PDM2021). A summary of the information you will need to attend the Annual Meeting online is provided below:
•
The Annual Meeting will start promptly at 11:00 a.m. Eastern daylight time.

•
To login to the virtual meeting you have two option: Join as a “Guest” or Join as a “Stockholder”.

◦
If you join as a “Guest” you will not have the option to ask questions or vote at the Annual Meeting.

◦
If you join as a “Stockholder” you will have the option to ask questions or vote at the virtual meeting; however, stockholders will be required to have a control number and password.

◦
Your control number can be found in the box next to the label “2021 Annual Meeting of Stockholders Notice” on your notice, or in the box next to the label “2021 Annual Meeting Proxy Card” on your proxy card. The password for the meeting is PDM2021.

•
If you were a stockholder as of the close of business on March 5, 2021 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.

◦
To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare.

◦
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern daylight time, on May 3, 2021. You will receive a confirmation email from Computershare of your registration.

◦
If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the Annual Meeting.

◦
Registration requests should be directed to Computershare either: (i) by forwarding the email from your broker, or attaching an image of your legal proxy, to

legalproxy@computershare.com; or (ii) by mail at Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
•
Questions regarding how to attend and participate via the internet will be answered by calling (888)724-2416 on the day before or the day of the Annual Meeting.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q:
Will my vote make a difference?

A:
Yes — YOUR VOTE IS VERY IMPORTANT. Your vote is needed to ensure that the proposals can be acted upon. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
Why am I receiving this proxy statement and proxy card?

A:
You are receiving a proxy statement and proxy card from us because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you vote using the Internet, by telephone, or by signing and returning the proxy card, you appoint C. Brent Smith, our Chief Executive Officer, and Robert E. Bowers, our Chief Financial and Administrative Officer, as your representatives at the Annual Meeting. Messrs. Smith and Bowers will vote your shares at the Annual Meeting as you have instructed them or if an issue that is not on the proxy card comes up for vote, in accordance with their discretion. This way, your shares will be voted whether or not you attend the Annual Meeting online. Even if you plan to attend the virtual Annual Meeting online, it is a good idea to vote in advance just in case your plans change.
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

A:
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a notice in the mail. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/PDM. The notice also instructs you on how you may vote. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained on the notice.

Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be a completely virtual meeting conducted exclusively by webcast on Tuesday, May 11, 2021, at 11:00 a.m. (Eastern daylight time) at www.meetingcenter.io/284334132 (password: PDM2021).

Q:
Will I have the ability to ask a question and/or vote at the virtual Annual Meeting?

A:
If you are a registered holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetingcenter.io/284334132 and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials. The password for the meeting, if requested, is PDM2021.

If you are a beneficial holder who holds your shares through an intermediary, such as a bank or broker, you will need to register in advance of the Annual Meeting by submitting proof of your proxy power from your broker or bank reflecting your holdings in the Company, along with your name and email address, to Computershare. Requests for registration must be labeled “Legal Proxy” and be received by 5:00 p.m., Eastern time, on May 3, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Registration requests should be directed to Computershare either: (i) via email at legalproxy@computershare.com; or (ii) by mail at Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O.Box 43001, Providence, RI 02940-3001.
Q:
What if I have trouble accessing the virtual Annual Meeting?

A:
The virtual meeting platform is fully supported across multiple browsers (Internet Explorer, Firefox, Chrome and Safari) and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Q:
What is the record date?

A:
The record date is March 5, 2021. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the Annual Meeting.

Q:
How many shares of common stock are outstanding and can vote?

A:
As of the close of business on the record date, there were 124,028,462 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q:
How many votes do you need to hold the Annual Meeting?

A:
In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present either virtually or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

➢
vote over the Internet or by telephone;

➢
properly submit a proxy card (even if you do not provide voting instructions); or

➢
virtually attend the Annual Meeting and vote during the meeting.

As discussed below, shares which are counted as broker non-votes will also be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).
Q:
What items am I being asked to vote on at the Annual Meeting?

A:
You are being asked to:

(i)
elect eight directors to hold office for terms expiring at our 2022 annual meeting of stockholders and until their successors are duly elected and qualified;

(ii)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021;

(iii)
approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement; and

(iv)
approve our A&R Incentive Plan.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.
Q:
How do I vote if I am a registered stockholder?

A:
If you are a registered stockholder, meaning that your shares are registered in your name, you have three voting options as described below:

➢
You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card. Internet voting is available 24 hours a day until the polls close at the Annual Meeting.

➢
You may vote by telephone. The toll-free telephone number can be found on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern daylight time on May 10, 2021.

➢
You may vote by mail. If you choose to vote by mail, simply mark and sign your proxy card and return it in the enclosed prepaid and addressed envelope. Voted proxy cards must be mailed and received by 11:59 p.m. Eastern daylight time on May 10, 2021 in order to be counted.

If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement or the Notice of Internet Availability of Proxy Materials.
Q:
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A:
If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank, or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee.

Ballots may be cast at the Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to cast your vote during the Annual Meeting.
Q:
What are broker non-votes?

A:
A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee only has discretionary authority to vote your shares on your behalf for “routine” matters. The only “routine” matter being considered at the Annual Meeting is the ratification of our independent registered public accounting firm. As a result, brokers, banks and other nominees will have authority to vote their customers’ shares with regard to that proposal (but not any other proposal) if their customers do not provide voting instructions. On “non-routine” matters, such as the election of directors and the approval, on an advisory basis, of the compensation of the named executive officers, brokers, banks and other nominees cannot vote their customers’ shares without receiving voting instructions from the beneficial owner of such shares.
Q:
How are abstentions and broker non-votes counted and what vote is required for each proposal?

A:
The shares of a stockholder whose proxy on any or all proposals is marked as “abstain” will be included in the number of shares present at the annual meeting for the purpose of establishing the presence of a quorum. As described above, broker non-votes will be counted for purposes of establishing a quorum.

The following table summarizes the voting requirement for each of the proposals under our By-Laws and the effect of abstentions and broker non-votes on each proposal:
Proposal Number	Item	Votes Required for Approval	Abstentions	Broker Non- Votes	Board Voting Recommendation
1	Election of eight directors	Majority of votes cast(1)	Not Counted	Not Voted	FOR EACH
2	Ratify the appointment of Deloitte & Touche LLP	Majority of votes cast	Not Counted	Discretionary vote	FOR
3	Approve, on an advisory basis, the compensation of the named executive officers	Majority of votes cast	Not Counted	Not Voted	FOR
4	Approve the Piedmont Office Realty Trust, Inc. Amended and Restated 2007 Omnibus Incentive Plan	Majority of votes cast	Not Counted	Not Voted	FOR

(1)
A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director for a nominee to be elected to that seat. In order to enhance your ability to influence the composition of the board of directors in an uncontested election, we have adopted a majority voting policy for the election of non-employee directors. The policy, which is part of our Corporate Governance Guidelines, sets forth our procedures if a nominee receives more “AGAINST” votes than “FOR” votes. In an uncontested election, any non-employee nominee for director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election is required to promptly tender his or her resignation. Our Nominating and Corporate Governance Committee is required to promptly consider and make a recommendation to the board of directors with respect to the offer of resignation. The board is then required to take action with respect to this recommendation. Our majority voting policy is more fully described above under “Information Regarding the Board of Directors and Committees — Majority Voting Policy.”

Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If you properly execute and deliver a proxy card or vote your shares via the internet but do not provide voting instructions, your shares will be voted as listed in the “Board Voting Recommendation” column in the table above.
Q:
What happens if a nominee is unable to serve if elected?

A:
If a nominee is unable to serve if elected, the board of directors may reduce the number of directors that serve on the board or designate a substitute nominee. If the board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee. In no event will more than eight directors be elected at the Annual Meeting. Neither our management nor our board of directors has any reason to believe that any nominee for election at the Annual Meeting will be unable to serve if elected, however.
Q:
What if I vote and then change my mind?

A:
If you are a registered stockholder, you have the right to revoke your proxy by:

➢
voting again over the Internet before the voting polls close at the Annual Meeting;

➢
voting again by telephone before 11:59 p.m. Eastern daylight time on May 10, 2021 ;

➢
giving written notice to Thomas A. McKean, our Secretary before 11:59 p.m. Eastern daylight time on May 10, 2021; or

➢
returning a new, valid proxy card bearing a later date, that is received before 11:59 p.m. Eastern daylight time on May 10, 2021.

If you hold your shares in the name of a broker, bank, or other nominee, please refer to your broker’s proxy card or instructions for the procedures you need to follow to revoke your vote.
Q:
How will the proxies be voted?

A:
Any proxy that is received in time, is properly signed and is not revoked will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR all of the eight nominees to serve on the board of directors; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021; FOR the approval, on an advisory basis, of the compensation of the named executive officers; and FOR the approval of our Amended and Restated 2007 Omnibus Incentive Plan.

Q:
Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, Georgeson, Inc. (our third party proxy solicitor) and our directors and employees may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.
Q:
Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of mailing and soliciting these proxies. Our employees will not be paid any additional compensation for soliciting proxies. Georgeson, Inc. will be paid a fee of approximately $7,500 plus $4.00 per phone vote as well as out-of-pocket expenses for its services as our proxy solicitor. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Q:
How can I obtain additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

A:
Our stockholders may obtain additional copies of this proxy statement, our Annual Report to Stockholders for fiscal 2020 and all other relevant documents filed by us with the SEC free of charge from our website at www.piedmontreit.com or by calling Shareowner Services at 866-354-3485.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov.

Appendix A
PIEDMONT OFFICE REALTY TRUST, INC.
SECOND AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN
SECTION 1.   HISTORY; GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan, as hereby amended and restated, is the Piedmont Office Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”). The Plan was originally effective as of April 16, 2007 and was amended and restated effective April 16, 2017 (the “2017 Plan”). On March 18, 2021, the Board further amended and restated the 2017 Plan to (i) increase the total number of shares of Stock available for issuance of Awards by 3,000,000 shares; extend the term of the Plan to March 17, 2031; and (iii) make certain other changes as set forth herein.
Subject to shareholder approval, the Plan, as hereby further amended and restated, shall become effective on March 18, 2021 (the “Effective Date”), and, unless sooner terminated as provided herein, shall terminate on March 17, 2031.
After the Plan is terminated, no Awards may be granted under the Plan, but any Award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the Award. Any Awards granted under the Plan after the Effective Date but prior to shareholder approval of the Plan shall be contingent upon such shareholder approval; provided that no shares of Stock may be issued pursuant to any such Award prior to shareholder approval of the Plan.
The purpose of the Plan is to encourage and enable the officers, key employees, Non-Employee Directors and consultants of Piedmont Office Realty Trust, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire an equity-based incentive interest in the Company and incentive Cash Awards. It is anticipated that providing such persons with interests and Awards of this nature will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards, Dividend Equivalent Rights and Cash Awards granted under the Plan.
“Board” means the Board of Directors of the Company.
“Cash Award” means Awards to be paid by the Company in cash, but excluding all Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, whether or not settled by the Company in cash.
“Cause” means, unless otherwise defined in an Award agreement, a termination of employment by the Company or a Subsidiary due to poor performance, willful misconduct, commitment of fraud, intentional violation of a Company or a Subsidiary policy or code of conduct, or conviction of a felony. Notwithstanding the foregoing, in the event that a grantee is employed by, or provides services to, the Company or any of its affiliates under an effective employment, consulting or similar agreement on the date such grantee’s employment or service thereunder is terminated and such employment or consulting agreement contains a different definition of “Cause” (or words of like import), the definition of “Cause” contained in such agreement shall be substituted for the foregoing definition.
“Change in Control” shall mean:
(i)
The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting power of all securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change in Control hereunder if the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, voting power that constitutes a majority of the voting power of all voting securities entitled to vote generally in the election of directors of the successor entity;

(ii)
The date upon which individuals who as of the Effective Date constitute a majority of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of all then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee.
“Deferred Stock Award” means Awards granted pursuant to Section 8.
“Dividend Equivalent Right” means Awards granted pursuant to Section 10.
“Effective Date” means March 18, 2021.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock as of a particular date means:
(i)
if the Stock is then listed on a national securities exchange or quoted or reported on the NASDAQ Global Market (“NASDAQ”), the closing sales price per share on the exchange or NASDAQ for such date or, if there was no sale of shares of Stock on such date, for the last preceding date on which there was a sale of shares of Stock on such exchange or NASDAQ, as determined by the Committee;

(ii)
if the Stock is not then listed on a national securities exchange or quoted on NASDAQ but is then traded on an over-the-counter market, the average of the closing bid and asked prices for the Stock in such over-the-counter market for such date or, if there was no bid and asked quotation on such date, for the last preceding date on which there was a bid and asked quotation for such Stock in such market, as determined by the Committee; or

(iii)
if the Stock is not then listed on a national securities exchange, quoted on NASDAQ or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine, in accordance with Section 409A and Section 422 of the Code if and to the extent applicable; provided that, where the Stock is so listed or traded, the Committee may make such discretionary determinations where the Stock has not been traded or bid and asked quotations published for 10 consecutive trading days.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Other Stock-based Awards” means Awards granted pursuant to Section 9.
“Operating Partnership” means Piedmont Operating Partnership, L.P., a Delaware limited partnership, the entity through which the Company conducts its business and an entity that is treated as a partnership for federal income tax purposes.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Award” means any Option, Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Cash Award that is granted, vests, becomes exercisable or is settled based on the achievement of one or more Performance Goals.
“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Performance Award. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company, the Operating Partnership or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals include, but are not limited to, the following, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis:
(i)
earnings before any one or more of the following: interest, taxes, depreciation or amortization;

(ii)
net income (loss) (either before or after interest, taxes, depreciation and/or amortization);

(iii)
changes in the market price of the Stock (on a per share or aggregate basis);

(iv)
economic value-added;

(v)
funds from operations or similar measure;

(vi)
sales or revenue;

(vii)
acquisitions or strategic transactions;

(viii)
operating income (loss);

(ix)
cash flow (including, but not limited to, operating cash flow and free cash flow);

(x)
return on capital, assets, equity, or investment;

(xi)
stockholder returns (including total returns calculated to include aggregate Stock appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period);

(xii)
various “non-GAAP” financial measures customarily used in evaluating the performance of REITs;

(xiii)
return on sales;

(xiv)
gross or net profit levels;

(xv)
productivity;

(xvi)
expense levels or management;

(xvii)
margins;

(xviii)
operating efficiency;

(xix)
customer/tenant satisfaction;

(xx)
working capital;

(xxi)
earnings (loss) per share of Stock;

(xxii)
revenue or earnings growth;

(xxiii)
number of securities sold;

(xxiv)
the Company’s ranking against selected peer groups;

(xxv)
”same-store” performance from period to period;

(xxvi)
leasing or occupancy rates;

(xxvii)
objectively determinable capital deployment;

(xxviii)
objectively determined expense management;

(xxix)
sales or market shares;

(xxx)
number of customers; and

(xxxi)
establishment of a trading market for the Company’s Stock.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a grantee’s right to and/or the vesting, exercisability or settlement of a Performance Award.
“Performance Goals” means, for a Performance Award, the specific goal or goals, based upon specific Performance Criteria and with respect to a specific Performance Cycle, that are established in writing by the Committee for the Performance Award.
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
“Restricted Stock” means shares of Stock issued or transferred to a grantee subject to forfeiture and the other restrictions, as contemplated by Section 7.
“Restricted Stock Award” means Awards granted pursuant to Section 7.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Settlement Date” means the date determined under Section 8(b).
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 6.
“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company or the Operating Partnership. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f), respectively, of the Code.
“Termination of Service” means a grantee’s termination of employment (subject to the provisions of Section 16) or other service, as applicable, with the Company and Subsidiaries (or, following a Corporate Event, with any successor to the Company or parent of the Company as a result of such Corporate Event, or subsidiaries of such entities) for any reason. Unless otherwise provided in the Award agreement, cessation of service as an officer, employee, director or consultant, or other covered positions shall not be treated as a Termination of Service if the grantee continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases. A grantee shall be deemed to incur a Termination of Service if the Subsidiary to which the grantee provides services ceases to be a Subsidiary of the Company.
“Unforeseeable Emergency” has the meaning set forth in Section 14(c)(iii).
SECTION 2.   ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a).
Committee.   The Plan shall be administered by the Committee. The Committee shall consist solely of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirement of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

(b).
Powers of Committee.   The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

i.
to select the officers, key employees, Non-Employee Directors and consultants to whom Awards may from time to time be granted;

ii.
to determine the time or times of grant, and the extent, if any, of Cash Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

iii.
to determine the number of shares of Stock to be covered by any Award;

iv.
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments and agreements evidencing the Awards;

v.
to accelerate at any time the exercisability or vesting of all or any portion of any Award;

vi.
subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;

vii.
to correct any defect, omission or inconsistency in the Plan or in any Award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

viii.
to waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service; and

ix.
at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;

x.
to interpret the terms and provisions of the Plan and any Award (including related written instruments);

xi.
to make all determinations it deems advisable for the administration of the Plan;

xii.
to decide all disputes arising in connection with the Plan; and

xiii.
to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees. The determinations of the Committee under the Plan need not be uniform and may be made selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award agreements.
(c). Sub-Plans.   The Board and the Committee shall have the authority to adopt (without the necessity for further stockholder approval) (i) special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions; and (ii) one or more sub-plans, including the Company’s Long-Term Incentive Program, as it may be amended from time to time, which shall be governed by the provisions of the Plan with such modifications as may be necessary or advisable, as determined in the discretion of the Committee.
(d). Award Agreements and Instruments.   Each agreement or instrument setting forth the terms of an Award shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Stock from a grantee of an Award or any other person, then, notwithstanding the provisions of the Award agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Maryland law. Each grantee of an Award shall take whatever additional actions and execute whatever additional documents as the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the grantee pursuant to the express provisions of the Plan and the Award agreement.
(e). Delegation.   The Committee, in its discretion (taking into account, without limitation, considerations under Section 16 of the Exchange Act), may delegate to the Board, another committee of the Board or the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to Awards. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the Option exercise price, or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

(f). No Liability of Committee Members; Indemnification.   No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made or action taken or not taken in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, under any other contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
SECTION 3.   STOCK ISSUABLE AND AWARD LIMITATIONS UNDER THE PLAN; MERGERS; SUBSTITUTION
(a). Stock Issuable.   The maximum number of shares of Stock reserved and available for issuance under the Plan is 8,666,667, subject to adjustment as provided in Section 3(c) and Section 3(d), reduced by (i) the number of shares of Stock issuable pursuant to outstanding Awards granted under the 2017 Plan prior to the Effective Date; and (ii) the number of shares of Stock issued pursuant to Awards granted under the Plan prior to the Effective Date that have been exercised, vested or settled and are no longer outstanding, and increased by the number of shares of Stock underlying Awards that are outstanding under the 2017 Plan as of the Effective Date and that again become available for grant under the Plan pursuant to Section 3(a)(i) below. Any of the authorized shares of Stock may be used for any type of Award under the Plan, and any or all of the authorized shares of Stock may be granted as Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
In determining the number of shares of Stock available for grant under the Plan at any time, the following rules shall apply:
i.
Any shares of Stock subject to an Award granted under the Plan, including Awards granted prior to the Effective Date, that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of Stock (or with the forfeiture of Stock in connection with a Restricted Stock Award), is settled in cash in lieu of Stock, or is exchanged with the Committee’s permission prior to the issuance of Stock for an Award not involving Stock, shall become available again for grant under the Plan.

ii.
Any shares of Stock that are withheld by the Company or tendered (by either actual delivery or attestation) to satisfy tax withholding obligations associated with an Award shall not become available again for grant under the Plan.

iii.
Any shares of Stock that are withheld by the Company or tendered (by either actual delivery or attestation) to pay the exercise price of a Stock Option shall not become available again for grant under the Plan.

iv.
Any shares of Stock that were subject to a stock-settled Stock Appreciation Right under the Plan that were not issued upon the exercise of such Stock Appreciation Right shall not become available again for grant under the Plan.

v.
Any shares of Stock that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under the Plan.

vi.
Any shares of Stock subject to “substitute awards” pursuant to Section 3(e) shall not be counted against the number of shares of Stock available for grant under the Plan, nor shall they reduce the shares of Stock authorized for grant to any person in any calendar year.

(b). Award Limitations.   Award grants shall be subject to the following limitations, subject to adjustment as provided in Sections 3(c) and (d):
i.
the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award is 3,500,000 per calendar year;

ii.
the maximum number of shares of Stock that can be awarded under the Plan, excluding shares subject to Options or to SARs, to any person eligible for an Award is 1,000,000 per calendar year; and

iii.
the maximum value that any grantee may receive pursuant to all Awards with respect to any fiscal year of the Company included in the applicable Performance Cycle shall be $10 million aggregate (or such portion thereof correlating to the portion of such fiscal year included in such Performance Cycle).

(c).Changes in Stock.   Subject to Section 3(d), if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan; (ii) the maximum number of Stock Options or Stock Appreciation Rights or other Awards that can be granted to any one individual grantee; (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award; and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.
No adjustment shall be made under this Section 3(c) in the case of an Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or a modification of the Option or Stock Appreciation Right such that the Option or Stock Appreciation Right becomes treated as “nonqualified deferred compensation” subject to Section 409A.
(d). Mergers and Other Transactions.   Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of  (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) the sale of all or substantially all of the assets of the Company; (iv) the reorganization or liquidation of the Company; or (v) a Change in Control (each of the foregoing, a “Corporate Event”), in lieu of providing the adjustment set forth in Section 3(c), the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior (but no more than 60 days prior) to the consummation date of such Corporate Event; and/or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options or other Awards with an exercise price or similar provision, less such applicable exercise price, such payment to be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive substantially equivalent property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received in respect of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.
Notwithstanding anything to the contrary in this Section 3(d), in the event of a Corporate Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment or other consideration for each share surrendered in the Corporate Event, the Committee shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in consideration for the cancellation thereof  (including the cancellation of Options and Stock Appreciation Rights that are not then exercisable), in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Corporate Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights, which payment may be subject to any escrow, holdback or other contingency applicable to holders of Stock in connection with the Corporate Event. Notwithstanding anything to the contrary, in the event an Award of Options or Stock Appreciation Rights has an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Corporate Event, the Award may be canceled without notice or payment of consideration to the grantee.
Notwithstanding anything to the contrary in this Section 3(d), in the event of a Change in Control, (i) any service-vesting condition under an outstanding Award shall be treated as satisfied in full as of immediately prior to the date of consummation of the Change in Control; and (ii) with respect to any outstanding Performance Award for which an applicable Performance Cycle is incomplete as of the date of the Change in Control, the Performance Cycle shall be treated as ending on the date of such Change in Control and the Committee shall (x) determine the extent to which the Performance Goals with respect to such Performance Cycle have been met based upon such audited or unaudited financial information then available as it deems relevant; or (y) if not determinable, deem the applicable “target” levels of the Performance Goal or Goals to have been attained with respect to such Performance Cycle, with the Performance Award prorated based on (A) the number of days in the Performance Cycle that were completed from the first day of the Performance Cycle through the date of the Change in Control, over (B) the total number of days in the Performance Cycle.
(e). Substitute Awards.   The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation; provided, however, that such substitution or assumption shall comply with Section 409A and Section 424 of the Code to the extent applicable. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, taking into consideration applicable law and the terms of the Plan.
(f). Award Limits for Non-Employee Directors.   The maximum aggregate fair value of Awards granted under the Plan to any Non-Employee Director during any calendar year shall not exceed $250,000, with fair value determined under applicable accounting standards as of the date of grant. For the avoidance of doubt, the annual award limit set forth in this Section 3(f) shall solely apply to Awards granted under this Plan and shall not apply to Awards granted to a Non-Employee Director in lieu of all or any portion of such Non-Employee Director’s cash-based director fees.
SECTION 4.   ELIGIBILITY
Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.
SECTION 5.   STOCK OPTIONS
(a).
Form of Awards.   Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options shall be subject to the terms and conditions set forth in the Plan and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.
(b).
Exercise Price.   The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value of a share of Stock on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the grant date.

(c).
Option Term.   The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d).
Exercisability; Rights of a Stockholder.   Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e).
Method of Exercise.   Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement or approved by the Committee:

i.
In cash, by certified or bank check or other instrument acceptable to the Committee;

ii.
Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

iii.
Through written direction of the optionee to have shares of Stock withheld from the shares otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price; or

iv.
By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.
(f). Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6.   STOCK APPRECIATION RIGHTS
(a)
Nature of Stock Appreciation Rights.   A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised; provided, however, that, after consideration of possible accounting issues, the Committee may, in its sole discretion, settle Stock Appreciation Rights in a combination of shares of Stock and cash, or exclusively with cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, an amount) equal to such excess.

(b)
Grant and Exercise of Stock Appreciation Rights.   Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.
(c)
Terms and Conditions of Stock Appreciation Rights.   Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

i.
Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

ii.
Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

SECTION 7.   RESTRICTED STOCK AWARDS
(a).
General.   Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b).
Rights as a Stockholder.   Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, and subject to such conditions contained in the written instrument evidencing the Restricted Stock Award, a grantee shall have all the rights of a stockholder of the Restricted Stock, including the right to vote the shares of the Restricted Stock, and the right to receive any cash dividends; provided, however that cash dividends on such shares shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying shares are forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d), and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d), and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

(c).
Restrictions.   Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, upon a grantee’s Termination of Service, any Restricted Stock that has not vested at the time of Termination of Service shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company from such grantee or such grantee’s legal representative at its original purchase price actually paid by grantee (if any) simultaneously with such Termination of Service, and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d).
Vesting of Restricted Stock.    The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s Termination of Service and such shares shall be subject to the provisions of Section 7(c).

SECTION 8.   DEFERRED STOCK AWARDS
(a).
Nature of Deferred Stock Awards.   A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre- established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Phantom stock units related to each vested Deferred Stock Award shall be paid to the grantee in the form of shares of Stock; provided that the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Deferred Stock Award may be settled (i) in cash at the applicable Fair Market Value of the shares of Stock underlying such Award; (ii) in cash or by transfer of shares of Stock as elected by the grantee in accordance with procedures established by the Committee; or (iii) in cash or by transfer of shares of Stock as elected by the Company.
(b).
Time of Payment.   Regarding the time at which payment in respect of vested Deferred Stock Awards will be made or commence:

i.
Unless otherwise provided in the applicable Award agreement, the “Settlement Date” with respect to a Deferred Stock Award is the first day of the month to follow the date on which the Deferred Stock Award vests; provided that a grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the grantee to the first day of the month to follow the grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 8(b)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

ii.
Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 8(b), is the date of the grantee’s death.

(c).
Installment Payments.   Payment (whether of cash or shares) in respect of vested Deferred Stock Awards shall be made in a single sum by the Company; provided that, with respect to Deferred Stock Awards of a grantee which have a common Settlement Date, the Committee may permit the grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(d).
Unforeseeable Emergency.   Notwithstanding any other provision of the Plan, a grantee may receive any amounts to be paid in installments as provided in Section 8(c) or deferred by the grantee as provided in Section 8(b) in the event of an Unforeseeable Emergency. Distributions of amounts pursuant to this Section 8(d) because of an Unforeseeable Emergency shall not exceed the amounts necessary, as determined by the Committee in its sole discretion, to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the grantee’s assets (to the extent the liquidation of such assets might itself cause severe financial hardship), and/or (iii) by future cessation of the making of additional deferrals under Sections 8(b) and 8(c).

(e).
Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A of the Code and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(f).
Rights as a Stockholder.   During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award. Any Dividend Equivalent Rights shall be subject to the terms and conditions set forth in Section 10.

(g).
Termination.   Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s Termination of Service.

SECTION 9.   OTHER STOCK-BASED AWARDS
(a).
Nature of Other Stock-based Awards.   Other Stock-based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on (i) shares of Stock, including without limitation, convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) equity interests in a Subsidiary or the Operating Partnership, (iii) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary (including the Operating Partnership) or group of Subsidiaries, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by the Operating Partnership or a Subsidiary that is treated as a partnership for federal income tax purposes and is intended to qualify as a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 (or as an interest the issuance of which is similarly treated for income tax purposes pursuant to superseding or successor governing authority) with respect to a grantee in the Plan who is rendering services to or for the benefit of the issuing Operating Partnership or a Subsidiary of the Operating Partnership.

(b).
Calculation of Reserved Shares.   For purposes of calculating the number of shares of Stock underlying an Other Stock-based Award relative to the total number of shares of Stock reserved and available for issuance under Section 3(a), the Committee shall establish in good faith the maximum number of shares of Stock to which a grantee receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, as determined by the Committee in its sole discretion, the number of shares of Stock underlying Other Stock-based Awards shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock otherwise available for issuance under the Plan. Other Stock-based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible grantees to whom, and the time or times at which, Other Stock-based Awards shall be made; the number of Other Stock-based Awards to be granted; the price, if any, to be paid by the grantee for the acquisition of such Other Stock-based Awards; and the restrictions and conditions applicable to such Other Stock-based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established Performance Goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-based Awards to be held through a limited partnership or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 9. The provisions of the grant of Other Stock-based Awards need not be the same with respect to each grantee.

(c).
Restrictions on Transfer.   Awards made pursuant to this Section 9 may be subject to transfer restrictions, with conditions and limitations as to when Other Stock-based Awards can be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable vesting, performance or deferral period lapses to be established by the Committee at the time of grant in its sole discretion.

(d).
Dividends; Dividend Equivalent Rights.   The Award agreement or other Award documentation in respect of an Other Stock- based Award may provide that the recipient of an Award under this Section 9 shall be entitled to receive dividends or Dividend Equivalent Rights with respect to the number of shares of Stock underlying the Award or other distributions from the Operating Partnership (whether based on a period of time or based on attainment of specified Performance Goals), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. Notwithstanding the forgoing, any dividends shall be subject to the same vesting conditions as the Award with respect to which such dividends were paid (and shall be forfeited if the Award is forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Any Dividend Equivalent Rights shall be subject to the terms and conditions set forth in Section 10.

(e).
Consideration.   Other Stock-based Awards granted under this Section 9 may be issued for no cash consideration.

SECTION 10.   DIVIDEND EQUIVALENT RIGHTS
(a).
Dividend Equivalent Rights.   A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award (excluding a Stock Option or Stock Appreciation Right but including a Deferred Stock Award or any Other Stock-based Award) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement.

(b).
Payment.   Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid in cash or in Stock, or a combination of the two, as determined by the Committee, in a single installment or installments. Dividend equivalents may, subject to Section 10(c), be paid currently, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.

(c).
Lapse Upon Forfeiture of Underlying Award.   A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled only upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(d).
Interest Equivalents.   Any Award under the Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11.   TERMS AND CONDITIONS OF PERFORMANCE AWARDS
(a).
General.    Any Award may be granted as a Performance Award, that vests, becomes exercisable, is settled or payable or is granted contingent upon the attainment during one or more Performance Cycles of one or more Performance Goals, each as specified by the Committee. The Performance Goals for a Performance Award may consist of one or more Performance Criteria and a targeted level or levels of performance with respect to each of such Performance Criteria, as specified by the Committee. A Performance Award may, but need not, also require the completion of a specified period of employment or other service with the Company or its Subsidiaries. The Committee shall specify the circumstances in which a Performance Award shall be paid or forfeited in the event of Termination of Service by the grantee prior to the end of a Performance Cycle or prior to settlement of the Performance Award. Performance Goals may differ for Performance Awards granted to any one grantee or to different grantees.

(b).
Establishment and Satisfaction of Performance Goals.   Performance Goals shall be established not later than 90 days after the beginning of any Performance Cycle applicable to a Performance Award, or at such other date as may be determined by the Committee. The measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee in its sole discretion.

(c).
Modification of Performance Goals.   The Committee, in its discretion, may adjust or modify the Performance Goals for any Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company; or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(d).
Settlement of Performance Awards.   Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

SECTION 12.   TRANSFERABILITY OF AWARDS
(a).
Transferability.   Except as provided in Section 12(b), during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b).
Committee Action.   Notwithstanding Section 12(a), the Committee, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award.

(c).
Family Member.   For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d).
Designation of Beneficiary.   Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.   TAX WITHHOLDING
(a).
Payment by Grantee.   Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received hereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. Notwithstanding anything contained in the Plan or the Award agreement to the contrary, the grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Stock or any other Award benefit to the grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option Award, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Rights shall be forfeited upon the failure of such grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option or the Stock Appreciation Right; (ii) the lapsing of restrictions on the Restricted Stock Award (or other income-recognition event); or (iii) payments or distributions in respect of any Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Right. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b).
Payment in Stock.   Subject to approval by the Committee, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that no shares of Stock may be withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid reclassification of the Award as a liability for financial accounting purposes); or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14.   SECTION 409A
(a).
General.   It is intended that all Awards shall be exempt from, or comply with, Section 409A, and the Plan and Award agreements shall be construed in accordance with such intent. If the Committee determines that any Award granted hereunder is subject to Section 409A, the Award agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award agreement. Notwithstanding the foregoing, neither the Company nor the Committee guarantee any particular tax treatment relating to an Award, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any grantee under Section 409A, and neither the Company nor the Committee will have any liability to any grantee or other person for any such tax or penalty.
(b).
Specified Employees.   Notwithstanding anything to the contrary in this Plan, if the shares of Stock are publicly traded, and if a grantee holding an Award that constitutes “deferred compensation” subject to Section 409A is a “specified employee” under Section 409A, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the grantee’s separation from service, as defined in Section 409A, from the Company shall instead be paid on the first payroll date after the six-month anniversary of the grantee’s separation from service, or upon the Participant’s death, if earlier.

(c).
Installment Payments.   For purposes of Section 409A, each payment in a series of payments made under the Plan or any Award will be treated as a separate payment.

SECTION 15.   PARACHUTE LIMITATIONS
Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a grantee with the Company or any affiliate, except an agreement, contract, or understanding that expressly modifies or excludes application of this Section 15 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the grantee (including groups or classes of grantees or beneficiaries of which the grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the grantee (a “Benefit Arrangement”), if the grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that grantee and any other right to receive any payment or other benefit under the Plan shall not become exercisable, vested or payable (as the case may be) to the extent that such right to exercise, vesting, or payment, taking into account all other rights, payments, or other benefits to or for the grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”). In the event that the receipt of any such right to exercise, vesting, payment, or benefit under the Plan, in conjunction with all other rights, payments, or benefits to or for the grantee under any Other Agreement or any Benefit Arrangement (collectively, the “Benefits”), would cause the grantee to be considered to have received a Parachute Payment under the Plan, then the Benefits shall be reduced or eliminated so as to avoid having the payment or benefit to the grantee under the Plan be deemed to be a Parachute Payment. If a reduction is to occur pursuant to foregoing, the Benefits to be reduced or eliminated shall be cutback in the following order: (i) any cash payment; then (ii) any payment in respect of an Award that is not covered by Treas. Reg. Section 1.280G-1 Q/A-24(b); and then (iii) any payment in respect of an Award that is covered by Treas. Reg. Section 1.280G-1 Q/A-24(c), in each case in reverse order beginning with Benefits which are to be paid the farthest in time from the “Determination” (as defined herein). Any determination as to whether the Benefits should be reduced or eliminated pursuant to this Section 15 and the amount of such reduction or elimination shall be made by Company’s independent public accountants or another certified public accounting firm or consulting firm of national reputation designated by the Company (the “Determination”) at the Company’s expense.
SECTION 16.   TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a Termination of Service:
(a).
a transfer to the employment or service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b).
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 17.   AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect in any material way rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, in no event may any Award granted under the Plan (i) be amended to decrease the exercise price or other similar price applicable thereto; (ii) be cancelled at a time when its exercise price or other similar price exceeds the fair market value of the underlying Stock in exchange for another award under any other equity-compensation plan or any cash payment; or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Award, unless such amendment, cancellation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the exercise price or other similar price applicable to an Award granted under the Plan that is made in accordance with Section 3(c) or (d) shall not be considered a reduction in exercise price or other similar price or the “repricing” of such Award.
Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan; (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan; or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or the extent required by the shareholder approval requirements of any national securities exchange or NASDAQ (at such times as the Company has shares of Stock listed or authorized for trading on such national securities exchange or NASDAQ), Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
SECTION 18.   STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the Plan shall be unfunded under the Code and the existence of such trusts or other arrangements shall be consistent with the foregoing.
SECTION 19.   GENERAL PROVISIONS
(a).
No Distribution; Compliance with Legal Requirements.   The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof, and to provide such other undertakings and representations as are customary in the issuance of securities in a manner that is exempt from the registration requirements of applicable securities laws. No shares of Stock shall be issued pursuant to an Award, and no Stock Option or Stock Appreciation Right may be exercised, until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b).
Delivery of Stock Certificates.   Stock certificates issued to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c).
Other Compensation Arrangements; No Employment Rights.   Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee or other service provider any right to continued employment or other services with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employee’s or other service provider’s employment or other service at any time.

(d).
Trading Policy Restrictions and Other Policies.   Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, stock ownership guidelines and other applicable policies and procedures governing the issuance or holding of Stock, as in effect from time to time.

(e).
Forfeiture of Awards under Sarbanes-Oxley Act.   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 20.   GOVERNING LAW
The Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.
SECTION 21.   RESTRICTIONS ON AWARDS
The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable, if, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.
SECTION 22.   NO FIDUCIARY RELATIONSHIP
Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Subsidiaries, or their respective officers, or the Committee, on the one hand, and the grantee, the Company, Subsidiaries or any other person or entity, on the other.
SECTION 23.   MARKET STANDOFF AGREEMENT
As a condition of receiving any Award hereunder, the grantee agrees that in connection with any registration of the Stock and upon the request of the Committee or the underwriters managing any public offering of the Stock, the grantee will not sell or otherwise dispose of any Stock without prior written consent of the Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally.

PIEDMONT OFFICE REALTY TRUST

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2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Frank C. McDowell	☐	☐	☐	02 - Kelly H. Barrett	☐	☐	☐	03 - Wesley E. Cantrell	☐	☐	☐
04 - Glenn G. Cohen	☐	☐	☐	05 - Barbara B. Lang	☐	☐	☐	06 - C. Brent Smith	☐	☐	☐
07 - Jeffrey L. Swope	☐	☐	☐	08 - Dale H. Taysom	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

8 3 B M

03EG3C

The 2021 Annual Meeting of Stockholders of Piedmont Office Realty Trust, Inc. will be held on Tuesday, May 11, 2021, 11:00 a.m. Eastern daylight time, via the internet at www.meetingcenter.io/284334132.

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The password for this meeting is PDM2021.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Piedmont Office Realty Trust, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2021

C. Brent Smith and Robert E. Bowers, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2021 Annual Meeting of Stockholders of Piedmont Office Realty Trust, Inc. to be held on May 11, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each nominee for the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.